                                                                    EXHIBIT 4.11













                             RETIREMENT SAVINGS PLAN

                    FOR THE EMPLOYEES OF DEL WEBB CORPORATION




                              (Amended and Restated

                           Effective January 1, 1999)

                             RETIREMENT SAVINGS PLAN
                    FOR THE EMPLOYEES OF DEL WEBB CORPORATION


                              Amended and Restated
                            Effective January 1, 1999


                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
    ARTICLE 1     RESTATEMENT OF PLAN............................................................................1

         1.1      Restatement of the Plan........................................................................1
         1.2      Effective Date.................................................................................1
         1.3      Purpose of the Plan............................................................................1
         1.4      Applicability of the Plan......................................................................1

    ARTICLE 2     DEFINITIONS AND CONSTRUCTION...................................................................2

         2.1      Definitions....................................................................................2
         2.2      Construction..................................................................................13

    ARTICLE 3     PARTICIPATION.................................................................................13

         3.1      Participation.................................................................................13
         3.2      Reemployment..................................................................................14
         3.3      Transferees...................................................................................14

    ARTICLE 4     PRETAX SAVINGS CONTRIBUTIONS..................................................................14

         4.1      Deferral of Basic Pretax Savings Contributions................................................14
         4.2      Deferral of Unmatched Pretax Savings Contributions............................................15
         4.3      Deferral Election Procedures..................................................................16
         4.4      Designation of Basic and Unmatched Pretax Savings.............................................16
         4.5      Change of Designation of Basic and Unmatched Pretax Savings Contributions.....................17
         4.6      Discontinuance of Basic and Unmatched Pretax Savings Contributions............................17
         4.6A     Special Thirty-Day Rule Following Receipt of Safeharbor Matching
                  Notice........................................................................................18
         4.7      Limitation on Basic Pretax Savings Contributions and Unmatched Pretax
                  Savings Contributions.........................................................................18
         4.8      Restrictions on Elections by Highly Compensated Employees; Use of
                  Current Plan Year Testing; Distribution of Excess Contributions...............................19
         4.8A     Average Deferral Percentage Testing After December 31, 1999...................................21
         4.9      Transfer of Pretax Savings Contributions......................................................22
         4.10     Crediting of Pretax Savings Contributions.....................................................22
         4.11     Adjustment of Company Contributions Account...................................................22

    ARTICLE 5     COMPANY CONTRIBUTIONS.........................................................................22

         5.1      Matching Company Contributions................................................................22
         5.2      Discretionary Company Contributions...........................................................24
         5.3      Restrictions on Matching Company Contributions and Discretionary
                  Company Contributions; Use of Current Plan Year Testing; Distribution
                  of Excess Contributions.......................................................................25
         5.3A     Average Contribution Percentage Testing After December 31, 1999...............................28
         5.4      Corrective Contributions......................................................................28
         5.5      Transfer of Company Contributions.............................................................30
         5.6      Allocation of Company Contributions to Company Contributions
                  Accounts......................................................................................30
         5.7      Forfeitures...................................................................................30
         5.8      Limitation on Annual Additions................................................................30
         5.9      Other Defined Contribution Plans..............................................................31
         5.10     Defined Benefit Plans.........................................................................31
         5.11     Adjusting Annual Additions....................................................................31
         5.12     Deductibility Limitation......................................................................32
         5.13     Rollover Contributions and Prior Account Transfers............................................32

    ARTICLE 6     VESTING AND BENEFITS..........................................................................34

         6.1      Vesting.......................................................................................34
         6.2      Benefits Upon Termination of Employment.......................................................34
         6.3      Forfeiture of Contingent Interests............................................................35
         6.4      Disability....................................................................................36
         6.5      Death Benefits................................................................................36
         6.6      Designation of Beneficiary....................................................................36
         6.7      Latest Time for Payment of Benefits...........................................................36
         6.8      In-Service Distribution of Pretax Savings at Age 59-1/2.......................................37
         6.9      Hardship Withdrawals..........................................................................37
         6.10     Debiting of Investment Funds..................................................................40
         6.11     Loans to Participants.........................................................................40
         6.12     Requirement for Consent to Certain Distributions..............................................43
         6.13     Eligible Rollover Distributions...............................................................43
         6.14     Underpayment or Overpayment of Benefits.......................................................45

    ARTICLE 7     INVESTMENT ELECTIONS..........................................................................45

         7.1      Participant Directed Individual Account Plan..................................................45
         7.2      Employee Selected Investment Funds............................................................45
         7.3      Exercise of Control...........................................................................46
         7.4      Limitation of Liability and Responsibility....................................................48
         7.5      Former Participants and Beneficiaries.........................................................48
         7.6      Transfer of Assets............................................................................49
         7.7      Voting, Tender Offers, or Similar Rights......................................................49
         7.8      Investment Restrictions Due to Securities Laws................................................49

         7.9      Confidentiality Requirements..................................................................49

    ARTICLE 8     PARTICIPANT ACCOUNTS AND RECORDS OF THE PLAN..................................................50

         8.1      Accounts and Records..........................................................................50
         8.2      Valuation of Investment Funds.................................................................51
         8.3      Valuation Adjustments.........................................................................51

    ARTICLE 9     FINANCING.....................................................................................52

         9.1      Financing.....................................................................................52
         9.2      Company Contributions.........................................................................52
         9.3      Non-Reversion.................................................................................53

    ARTICLE 10    ADMINISTRATION................................................................................53

         10.1     The Committee.................................................................................53
         10.2     Compensation and Expenses.....................................................................53
         10.3     Manner of Action..............................................................................54
         10.4     Chairman, Secretary and Employment of Specialists.............................................54
         10.5     Subcommittees.................................................................................54
         10.6     Other Agents..................................................................................54
         10.7     Records.......................................................................................54
         10.8     Rules.........................................................................................54
         10.9     Committee's Powers and Duties.................................................................55
         10.10    Committee's Decisions Conclusive..............................................................56
         10.11    Indemnity.....................................................................................56
         10.12    Fiduciaries...................................................................................56
         10.13    Notice of Address.............................................................................57
         10.14    Data..........................................................................................57
         10.15    Appeals from Denial of Claims.................................................................57

    ARTICLE 11    AMENDMENT AND TERMINATION.....................................................................58

         11.1     Amendment and Termination.....................................................................58
         11.2     Distribution on Termination...................................................................58
         11.3     Corporate Reorganization......................................................................59
         11.4     Plan Merger or Transfer.......................................................................59

    ARTICLE 12    ADOPTION BY AFFILIATE.........................................................................60

         12.1     Affiliate Participation.......................................................................60
         12.2     Company Action Binding on Participating Affiliates............................................60
         12.3     Termination of Participation of Affiliate.....................................................60

    ARTICLE 13    TOP-HEAVY PROVISIONS..........................................................................61

         13.1     Application...................................................................................61
         13.2     Key Employees.................................................................................61
         13.3     Top-Heavy Group...............................................................................62
         13.4     Additional Rules..............................................................................62

         13.5     Code Section 415(h) Adjustment................................................................62
         13.6     Minimum Contribution Requirement..............................................................63

    ARTICLE 14    MISCELLANEOUS PROVISIONS......................................................................63

         14.1     Employment Rights.............................................................................63
         14.2     No Examination or Accounting..................................................................63
         14.3     Investment Risk...............................................................................63
         14.4     Non-Alienation................................................................................63
         14.5     Incompetency..................................................................................64
         14.6     Severability..................................................................................64
         14.7     Missing Persons and Other Bars to Payment.....................................................65
         14.8     Counterparts..................................................................................65
         14.9     Service of Legal Process......................................................................65
         14.10    Applicable Law................................................................................65
         14.11    Compliance with Section 414(u) of the Code....................................................66

Exhibit A         List of Adopting Employers....................................................................67

                             RETIREMENT SAVINGS PLAN
                    FOR THE EMPLOYEES OF DEL WEBB CORPORATION

                              (Amended and Restated
                        Effective as of January 1, 1999)


                         Article 1 Restatement of Plan


         1.1 Restatement of the Plan. Effective January 1, 1976, DEL E. WEBB CORPORATION established the "Retirement Savings Plan for the Employees of Del E. Webb Corporation," now known as the "Retirement Savings Plan for the Employees of Del Webb Corporation" (the "Plan"), covering its Employees and the Employees of participating affiliates. DEL E. WEBB CORPORATION later changed its name to DEL WEBB CORPORATION and reincorporated in Delaware by merging into a Delaware corporation that bears the same name, assumed its role as the sponsor of the Plan, and is referred to in this document as the "Company." After being amended from time to time, the Plan was amended and restated in its entirety effective January 1, 1987. The Plan was subsequently amended on six separate occasions, and amended and restated in its entirety again effective January 1, 1995. The Plan was subsequently amended on three occasions. By execution and adoption of this document, the Plan is hereby amended and restated in its entirety to comply with the Small Business Job Protection Act of 1996 ("SBJPA"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Taxpayer Relief Act of 1997 ("TRA `97"), and the Internal Revenue Service Restructuring and Reform Act of 1998 ("RRA"), and to make certain other modifications the Company deems appropriate.

         1.2 Effective Date. Except as specifically provided with respect to a particular provision of the Plan or as required by SBJPA, USERRA, TRA `97, or RRA, the provisions of this amended and restated Plan shall be effective as of January 1, 1999 (the "Effective Date").

         1.3 Purpose of the Plan. This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide additional security for their retirement. For tax purposes, this Plan is intended to qualify as a profit sharing plan with a qualified cash or deferred arrangement and nondiscriminatory matching contributions. In accordance with Code section 401(a)(27), the determination that the Plan is a profit sharing plan shall be made without regard to whether the Company actually has current or accumulated profits.

         1.4 Applicability of the Plan. Except as otherwise stated herein, the provisions of this Plan shall apply only to a Participant whose termination of employment occurs on or after the Effective Date as defined in section 1.2. The amount, right to and form of any benefits under this Plan, if any, of each person who is an Employee after the Effective Date, or the persons who are claiming through such an Employee, shall be determined under this Plan. The amount, right to and form of benefits, if any, of each person who separated from employment with the

Employer prior to the Effective Date, or of persons who are claiming benefits through such a former Employee, shall be determined in accordance with the provisions of the Plan in effect on the date of termination of his/her employment, except as may be otherwise expressly provided under this Plan, unless he/she shall again become an Employee after the Effective Date.

                     Article 2 Definitions and Construction

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

                  (a) "Account, Accounts" means the Account or Accounts maintained for each Participant which represent the Participant's total proportionate interest in the Trust Fund as of any date and which consist of the sum of the following:

                           (1) "Company Contributions Account" means a Participant's Account to which Company Contributions made on behalf of the Participant for periods beginning on and after July 1, 1983 have been credited, as adjusted from time to time as provided in
                                    Article 8.

                           (2) "Frozen Account" for purposes of this Plan means the Participant's account to which amounts have been transferred directly from the predecessor profit sharing plan known as the "Restated Profit Sharing Plan and Trust Agreement" that Del Webb Corporation originally established in 1949 and later maintained as a "frozen" plan following the discontinuance of all contributions to such plan in 1976, as such Frozen Account may be adjusted from time to time as provided in
                                    Article 8.

                           (3)      "Loan Account" means the account
                                    representing the outstanding balance of any loan to a Participant as provided in section 6.11.

                           (4)      "Pretax Savings Account" means a
                                    Participant's Account to which Basic and Unmatched Pretax Savings Contributions have been credited under the Plan, as adjusted from time to time as provided in Article 8.

                           (5) "Prior Account" means a Participant's Account to which all Company Contributions made on behalf of the Participant under the prior version of this Plan for periods prior to July 1, 1983, have been credited, and to which any amounts transferred to this Plan on behalf of the Participant pursuant to a rollover described in section 5.13 have also been credited, as such Prior Account may be adjusted from time to time as provided in
                                    Article 8. The Committee may require that separate subaccounts be maintained to differentiate amounts attributable to transfers from the Prior Plan and other amounts credited to the Prior Account, or it may instead use the Rollover Account in lieu of the Prior Account to account for amounts attributable to transfers from the Prior Plan and/or rollover contributions made pursuant to section 5.13.

                           (6) "Rollover Account" means a Participant's Account to which rollover contributions made pursuant to section 5.13 have been credited, as adjusted from time to time as provided in
                                    Article 8.

                  (b) "Active Participant" means a Participant who (i) at any time during the Plan Year is eligible to elect to make a Basic Pretax Savings Contribution pursuant to section 4.1, and (ii) either (a) continues to be an Employee on the earlier of (1) the date that a discretionary Company Contribution is made for a particular Plan Year or (2) the last working day of the Plan Year, or (b) dies, incurs a disability, or retires at or after age 65 during the applicable period in subparagraph (a) above while still an Employee.

                  (c) "Affiliate" means a corporation or other employer which is controlled by or under common control with the Company, within the meaning of sections 414 and 1563 of the Code. The determination of control shall be made without reference to paragraphs (a)(4) and
                           (e)(3)(c) of section 1563, and solely for the purpose of applying the limitations of sections 5.8 through
                           5.10 of this Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1). In addition, "Affiliate" shall also mean, with respect to any Employer which has adopted this Plan, an organization which is treated as a member of an affiliated service group (as defined in Code section 414(m)) to which such Employer belongs.

                  (d) "Alternate Payee" means a spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Participant.

                  (e) "Annual Addition" means with respect to any Participant, the sum of the following amounts allocable for a Plan Year (which is also the limitation year) to a Participant under this Plan or under any defined contribution plan or defined benefit plan maintained by the Employer or an
                           Affiliate: (i) the Employer contributions allocable for a Plan Year to the accounts of the Participant, including any amounts allocable from a suspense account maintained pursuant to such plan on account of a prior Plan Year; amounts deemed to be Employer contributions pursuant to a cash or deferred arrangement qualified under section 401(k) of the Code (including the Basic Pretax Savings Contributions and Unmatched Pretax Savings

                           Contributions allocable to a Participant pursuant to this Plan); and amounts allocable to a medical account which must be treated as annual additions pursuant to section 415(l)(1) or section 419A(d)(2) of the Code; (ii) all nondeductible Employee contributions allocable during a Plan Year to the accounts of Participant; and (iii) forfeitures allocated to the account of the Participant as of any date within the Plan Year. Any rollover contributions or transfers from other qualified plans, restorations, repayments of loans made to a Participant from the Plan, or other items similarly enumerated in Treasury Regulation section 1.415-6(b)(3) shall not be considered in calculating a Participant's Annual Additions for any Plan Year. For purposes of calculating the "defined contribution plan fraction" for any Plan Year pursuant to section 415 of the Code, nondeductible Employee contributions allocated to a Participant during any Plan Year commencing on or before December 31, 1986, will be considered to be part of the Annual Addition for that Plan Year only to the extent of the lesser of (i) the amount of nondeductible contributions in excess of 6% of the Participant's Compensation for that year or
                           (ii) one-half of the nondeductible contributions allocable during the year to the Participant's accounts. Notwithstanding anything in this section 2.1(e) or elsewhere in the Plan to the contrary, effective December 12, 1994, contributions made pursuant to USERRA will not be considered Annual Additions with respect to the year in which the contribution is made, but rather will be considered Annual Additions with respect to the year to which the contribution relates.

                  (f) "Basic Pretax Savings Contributions" means the amount, determined as a percentage of Compensation, a Participant requests the Employer to contribute on the Participant's behalf to the Plan on a pretax basis in accordance with section 4.1, which amount is subject to matching by the Employer as provided in
                           Article 5.

                  (g) "Beneficiary" means the person or persons (who may be named contingently or successively) designated by a Participant to receive the Participant's Account in the event of the Participant's death. Each designation shall be in the form prescribed by the Committee, and will be effective only when filed in writing with the Committee and shall revoke all prior designations by the same Participant. The Committee shall require that a married Participant who designates a Beneficiary other than the Participant's spouse obtain the spouse's consent to the designation. In the case of a Participant with at least one Hour of Service on or after August 23, 1984, such spousal consent shall be in writing, acknowledge the effect of the Participant's election, be properly witnessed by a Plan official or a notary public under procedures approved by the Committee and be provided to the Committee. If no Beneficiary is designated at the time of the Participant's death, or if no person so designated shall survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or if the deceased Participant has no surviving spouse, the Participant's estate, provided that this order of preference shall not supersede the former rules of the Plan with respect to any death occurring prior to the adoption of this Plan restatement.

                  (h) "Board of Directors" or "Board" means the Board of Directors of the Company. The Board of Directors of the Company, pursuant to specific resolutions or a general grant of authority, may delegate any duty, power or responsibility assigned to it under the terms of this Plan or the Trust Agreement to the Human Resources Committee or any other committee.

                  (i) "Code" means the Internal Revenue Code of 1986, as from time to time amended. Where reference is made to an incorrect or outdated Code section, the reference shall be reformed to indicate a proper Code section that is consistent with the context and the intended meaning, and any description in the Plan of the rules of such Code section shall also be reformed accordingly.

                  (j) "Committee" means the Benefits Advisory Committee of the Company unless it is apparent that the term is referring to a different body from the context in which it is used.

                  (k) "Company" means Del Webb Corporation, a Delaware corporation.

                  (l) "Company Contributions" means the contributions the Employer makes on behalf of a Participant on a matched basis or on such other basis as is provided in sections 5.1, 5.2, and 5.4.

                  (m) "Company Securities" or "Sponsor Securities" means "qualifying employer securities", within the meaning of section 407(d)(5) of ERISA, of the Company or an Affiliate.

                  (n) "Compensation" means a Participant's pay determined as follows:

                           (1) For all purposes of the Plan, except as otherwise specified, Compensation means a Participant's total cash compensation, excluding, however, bonuses, overtime, compensation of any type earned or accrued prior to the date he/she becomes a Participant, any "subsistence allowance" payments provided by the Employer, any reimbursements for moving expenses and any other expense reimbursements. Compensation, as so defined, shall be determined prior to any election to defer Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions as described in sections 4.1 and 4.2 of this Plan.

                           (2)      For purposes of applying the limits of
                                    section 415 of the Code as described in
                                    sections 5.8 and 5.11, and application of the top-heavy provisions of Article 13, Compensation means, generally, an Employee's taxable W-2 earnings, and includes such modifications as may be required to conform to the definition of "participant's compensation" in Code section 415(c)(3) and the regulations thereunder. Effective for Plan Years beginning on or after January 1, 1998, "Compensation" for the foregoing purposes shall also include amounts (such as Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions to this Plan) which are not currently includible in the Participant's gross taxable income by reason of the application of sections 125, 402(a)(8) or 402(h)(1)(B)
                                    of the Code, if such amounts are
                                    attributable to the performance of services for the Employer.

                           (3) For purposes of satisfying the limits on contributions described in sections 4.7, 4.8 and 5.3 and for purposes of determining whether an individual is a Highly Compensated Employee, Compensation means a "participant's compensation," as defined in section 415(c)(3) of the Code and the
                                    applicable Treasury regulations thereunder and as adjusted in the following manner. Effective for Plan Years beginning on or after January 1, 1998, the Company may elect to exclude from Compensation for purposes of this subparagraph all Basic Pretax Savings Contributions, Unmatched Pretax Savings Contributions, and other Code section 401(k) elective deferrals and all Code section 125 salary reduction amounts, if any, under a plan maintained by the Company or an Affiliate provided that such treatment and the determination of Compensation in general shall be applied on a consistent basis in accordance with Code section 414(s) and the regulations thereunder. In lieu of using the foregoing definition of Compensation for purposes of satisfying the limits on contributions described in sections 4.7, 4.8 and 5.3, any definition of Compensation that satisfies section 414(s) of the Code, and the regulations issued thereunder, may be used.

                  Other than for purposes of determining the amount of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions that a Participant may contribute to the Plan under sections 4.1 and 4.2, the annual Compensation taken into account under the Plan for any Plan Year beginning on or after January 1, 1989, shall not exceed the maximum dollar amount ($200,000 for the year beginning in 1989 and any other amount that applies for a later year, including the limit of $150,000 that applies for the year beginning in 1994) that is permitted as of the beginning of the year under Code section 401(a)(17) (determined after giving effect to any statutory changes affecting Code section 401(a)(17) and any indexing or other adjustments pursuant to Code section 401(a)(17) that are applicable for the year of the determination). In the case of a short Plan Year or other period of less than 12 months requiring a reduction of the Code section 401(a)(17) annual limit, the otherwise applicable limit shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short period and the denominator of which is 12.

                  (o) "Eligible Employee" means any Employee employed by an Employer, but excluding (i) any Leased Employee, (ii) any Temporary Employee, (iii) effective July 1, 1995, any On Call Employee, and (iv) any Employee covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining between representatives of the Employer and the union, unless such agreement expressly provides for participation in the Plan. Notwithstanding the foregoing, any Employee who was classified by the Company as an On Call Employee as of July 1, 1995 and who was a Participant on such date shall be considered an Eligible Employee for purposes of this Plan, unless and until such Employee subsequently becomes excludable under clauses (i), (ii) or (iv) above.

                  (p) "Employee" shall mean any employee of the Company or an Affiliate who is classified by the Company as a common law employee and not an independent contractor. An individual will be considered a common law employee only if such individual has been so classified by the Company for purposes of this Plan. The classification of an individual as a common law employee for other purposes (for example, withholding of income taxes) shall not be controlling. Similarly, the classification of a person as a common law employee by any court or governmental agency shall not be controlling. Instead, if any individual is classified as a common law employee by a court or governmental agency, but not the Company, such individual shall be treated as an employee who has been excluded from the definition of "Eligible Employee" pursuant to section 2.1 (o) of this Plan.

                  (q) "Employer" means the Company and any Affiliate which adopts this Plan in accordance with section 12.1 of the Plan. Attached hereto as Exhibit A is a list of each Affiliate that has adopted the Plan as of the date this Plan is signed, and the date as of which each Affiliate adopted the Plan. Additional Affiliates may adopt this Plan in accordance with the provisions of section 12.1 of the Plan. The Committee may update Exhibit A from time to time to reflect those Affiliates that adopt the Plan after the date the Plan is signed; provided, however, that any failure to update Exhibit A shall not be construed as a failure by an Affiliate to adopt the Plan if the Affiliate has adopted the Plan in accordance with section 12.1.

                  (r)      "Entry Date" means the first day of each month.

                  (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                  (t) "Framers Plan" means The Del Webb's Contracting Services, Inc. Retirement Savings Plan.

                  (u) "Highly Compensated Employee" means, effective January 1, 1997, an Employee described in Code section 414(q) and generally includes any Employee who performs services for the Employer during the current Plan Year (the "determination year") and who:

                           (1) during the determination year, or during the preceding Plan Year, was at any time a 5-percent owner (as defined in section 13.2 of the Plan); or

                           (2) for the preceding Plan Year received Compensation from the Company or its Affiliates in excess of $80,000, and is ranked within the highest-paid 20 percent of Employees of the Employer and Affiliates, ranked in terms of Compensation (the "top paid group"). The dollar limitation set forth herein shall be adjusted to take into account any cost-of-living increase adjustment allowable pursuant to section 414(q)(1) of the Code. For Plan Years beginning after December 31, 1996, that amount shall be adjusted at the same time and in a similar manner pursuant to the applicable rulings or regulations of the United States Treasury Department under Code section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996.

                  In determining which Employees shall be included in the top paid group under subparagraph (2), the following Employees shall be disregarded: Employees who have not attained age 21; Employees who normally work less than 17 1/2 hours per week or 6 months per year; Employees who are nonresident aliens receiving no U.S.-source income from the Company or an Affiliate; and, except as prohibited by Treasury regulations, Employees who are covered by a collective bargaining agreement. A former Employee shall be treated as a Highly Compensated Employee if he/she was a Highly Compensated Employee when he/she incurred a termination of employment or at any time after attaining age 55.

                  (v) "Hour of Service" means the hours credited to an Employee under the following rules. Each Employee shall receive credit for "Hours of Service" with the Company or an Affiliate as follows:

                           (1) One hour for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for the performance of duties during the applicable computation period for which the Employee's Hours of Service are being determined under the Plan. (These hours shall be credited to the Employee for the computation period or periods in which the duties were performed, and shall include hours for which back pay has been either awarded or agreed to by the Company or an Affiliate as provided by regulations under ERISA, with no duplication of credit for hours.)

                           (2) One hour for each hour, in addition to the hours in paragraph (l) above, for which the Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for reasons other than for the performance of duties during the applicable computation periods, such as paid vacation, holidays, sickness, disability and similar paid periods of non-working time. (These hours shall be counted in the computation period or periods in which the hours occur for which payment is made.)

                           (3) One hour for each hour of the normally scheduled work hours during any period the Employee is on any leave of absence from work with the Company or an Affiliate for military service with the Armed Forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided, however, if the Employee fails to report for work at the end of such leave during the period in which the Employee has reemployment rights, the Employee shall not receive credit for hours on such leave.

                           (4) One hour for each of the normally scheduled work hours during any period of authorized leave of absence or layoff status granted by the Company or an Affiliate for which the Employee is not compensated, as determined under the Company's policy which is uniformly applicable to all Employees in similar circumstances.

                  When no time records are available, the Employee shall be given credit for ten Hours of Service for each day the Employee is on the Company's or Affiliate's payroll. There shall be no duplication of credit for hours under (1), (2),
                  (3) or (4), above, and all such hours shall be determined in accordance with reasonable standards and policies from time to time adopted by the Committee under Regulation sections 29 C.F.R. 2530.200b-2(b) and (c) which are incorporated into this Plan by this reference.

                  (w) "Investment Fund" or "Fund" means the investment funds, if any, established pursuant to section 7.2(a).

                  (x) "Investment Manager" means an investment manager within the meaning of section 3(38) of ERISA who has been selected by the Committee and has acknowledged a delegation by the Committee of discretionary investment powers with respect to all or a portion of the Trust Fund.

                  (y) "Leased Employee" means, effective January 1, 1997, a person who is not a common law employee of the Company or an Affiliate, but who performs services for the Company or an Affiliate pursuant to an agreement between the Company or an Affiliate and a leasing organization (as defined in Code section 414(n)(2)(A)), if such person has performed the services on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company or an Affiliate.

                  (z) "Maternity/Paternity Leave" means an absence from work by an Employee for any period by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) the caring for such child by such Employee, beginning immediately following such birth or placement.

                  (aa) "On Call Employee" means an Employee who is a member of an administrative or clerical pool, van pool or cleaning pool, who does not have a regular work schedule and who works on an as needed basis. For the purposes of this Plan only, an "ask me employee" shall also be considered to be an "On Call Employee". An "ask me employee" is a resident of a Del Webb community who is intermittently available to answer questions of prospective residents. For example, "ask me employees" occasionally man lemonade stands at model home sites and field questions of prospective residents.

                  (bb) "Participant" means an Employee who has satisfied the eligibility requirements of Article 3. In addition, the term "Participant" shall refer to an Employee who previously was an Active Participant who has been transferred to an employment classification that is not eligible for participation in the Plan, a former Active Participant whose employment has terminated but who has not yet received a distribution of all of his/her Accounts, and with respect to the Rollover Account of an Employee who would not otherwise be a Participant, an Employee having a Rollover Account. Individuals other than Active Participants may sometimes be referred to as Inactive Participants or former Participants.

                  (cc) "Plan" means the Retirement Savings Plan for the Employees of Del Webb Corporation.

                  (dd) "Plan Administrator" means the Company for purposes of ERISA, but it delegates its duties as such to the Committee appointed in accordance with Article 10.

                  (ee)     "Plan Year" means the calendar year.

                  (ff) "Qualified Domestic Relations Order" means a judgment, decree or order (including approval of a property settlement agreement) pursuant to a state domestic relations law (including a community property law) that provides benefits to an Alternate Payee in accordance with Code section 414(p) and subsection 10.9(o) and section 14.4 of this Plan and the procedures established thereunder.

                  (gg) "Qualified Nonelective Contributions" means any nonforfeitable contributions described in Code section 401(m)(4)(C), which contributions are subject to withdrawal restrictions similar to those applicable to Basic Pretax Savings Contributions and other Code section 401(k) elective deferrals, but are not subject to an election by the Participant to receive cash in lieu of a contribution to a qualified plan on his/her behalf.

                  (hh) "Temporary Employee" means any Employee who, at the time he/she commences employment, 1) has a known end date, or (2) is hired to perform a specific short-term task. Examples of Temporary Employees include summer interns and golf course seeders. Any determination as to whether an Employee is a Temporary Employee shall be made in a uniform and nondiscriminatory manner by the Company or the Affiliate that employs the Employee. Any determination so made shall be final and binding on all parties.

                  (ii) "Trust or Trust Agreement" means the Trust or Trust Agreement of the Retirement Savings Plan for the Employees of Del Webb Corporation.

                  (jj) "Trust Fund" means the assets held by the Trustee pursuant to this Plan and the Trust.

                  (kk) "Trustee" means one or more corporations or individuals selected by the Company and acting as trustee under the Trust Agreement governing the Trust Fund at any time of reference.

                  (ll) "Unmatched Pretax Savings Contributions" means the amount, determined as a percentage of Compensation, that a Participant requests the Employer to contribute on his/her behalf to the Plan on a pretax basis in accordance with section 4.2, which amount is not matched by Company Contributions.

                  (mm) "Valuation Date" means the date for valuing the assets of the Trust Fund, which shall be the last business day of the Plan Year and any such other dates as the Committee may designate.

                  (nn) "Year of Eligibility Service" means the computation period of 12 consecutive months in which an Employee completes 1,000 Hours of Service. The first such computation period shall commence with the date on which the Employee first receives credit for an Hour of Service.

                  Each subsequent computation period shall be a Plan Year, beginning with the Plan Year that commences within the first computation period.

                  In the case of an Employee who has not yet fulfilled the eligibility requirements set forth in section 3.1 and who incurs a "break in service", and then is reemployed by the Company or an Affiliate, a "Year of Eligibility Service" shall be determined by reference to the date upon which such Employee's reemployment begins. In the case of an Employee who terminates employment and who is then reemployed by the Company or an Affiliate without incurring a "break in service", a "Year of Eligibility Service" shall be determined by reference to the date on which such Employee's original employment began. If an Employee does not complete 1,000 or more Hours of Service during the first 12 month period during which he/she could complete a Year of Eligibility Service, then "Year of Eligibility Service" shall mean a Plan Year during which such Employee completes 1,000 or more Hours of Service. For purposes of this section 2.1(nn), the term "break in service" shall mean a twelve-month computation period as set forth in this section during which an Employee performs 500 or fewer Hours of Service. Solely for purposes of determining whether a break in service has occurred in a computation period, an individual who is absent from work by reason of a Maternity/Paternity Leave shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. The Hours of Service credited herein shall be credited to the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or in all other cases, in the following computation period.

         2.2 Construction.


         The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan, and if there is any conflict between such headings and the text of the Plan, the Plan shall control. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. It is the intention of the Company that the Plan as adopted shall constitute a qualified plan under the provisions of section 401(a) of the Code and that the Trust Fund maintained pursuant to the Trust Agreement shall be exempt from taxation pursuant to section 501(a) of the Code. This Plan shall be construed in a manner consistent with the Company's intentions.

                            Article 3 Participation

         3.1 Participation. Every Employee who was a Participant prior to December 31, 1994 shall remain a Participant in accordance with this Article. Every other Employee who is in or is hired into employment as an Eligible Employee on or after December 31, 1994 shall become a Participant in the Plan on the first Entry Date coinciding with or next following the latest to occur of
(a), (b), or (c) below:

                (a)  The date the Employee attains age 21;

                (b) The date the Employee completes One-Half Year of Eligibility Service or, effective September 1, 1995, six months of service; or

                (c)  The date the Employee becomes an Eligible Employee.

For purposes of this section, `One-Half Year of Eligibility Service' means a computation period of six consecutive months, measured from the date an Employee first performs an Hour of Service or from a date that is six months (or an even multiple of six months) thereafter, in which an Employee completes 500 Hours of Service. Notwithstanding the foregoing, a person who became an Employee on or before July 11, 1990 shall become a Participant no later than the Entry Date on which he/she would do so if (b) above were applied by substituting `one Year of Eligibility Service' in place of `One-Half Year of Eligibility Service'."

As provided above, effective September 1, 1995, an Eligible Employee must complete six months of service rather than One-Half Year of Eligibility Service as a condition of participation in the Plan. In order to complete six months of service, an Eligible Employee must simply remain in the Employer's employ for six months following the day on which he/she first performs an Hour of Service for the Employer. The Eligible Employee need not complete any specific number of Hours of Service during the six month period. If an Eligible Employee terminates employment before completing six months of service and later returns to employment with the Employer, he/she will be treated as a new Employee unless he/she is rehired within 12 months of the date he/she terminated employment, in which case, the service before the date of termination plus the period between the Eligible Employee's date of termination and his/her date of rehire shall be treated as a period of service for purposes of determining whether the Eligible Employee has completed six months of service.

         3.2 Reemployment. A Participant who has a termination of employment and who is subsequently reemployed as an Employee shall become a Participant as of the date he/she returns to employment as an Eligible Employee. An Employee who has a termination of employment prior to the time he/she becomes eligible to participate in the Plan shall become a Participant in the Plan upon rehire as an Eligible Employee on the Entry Date coinciding with or next following the date he/she fulfills the age and service requirements set forth in section 3.1.

Computation of such Employee's service shall be determined in accordance with the provisions of section 2.1(nn).

         3.3 Transferees. If an Employee who is not currently an Eligible Employee transfers to a position as an Eligible Employee, or becomes an Eligible Employee because the Affiliate for whom he/she works adopts the Plan, he/she shall become a Participant on the later of (i) the Entry Date coinciding with or next following the transfer, or adoption, whichever is applicable, or (ii) the Entry Date upon which he/she would have satisfied the requirements of section 3.1.

Any Participant who transfers to a status as an Employee who is not an Eligible Employee shall no longer be an Active Participant as of the effective date of the change in his/her employment classification. The Participant's Accounts will continue to be held pursuant to the terms of this Plan and will be distributed upon his/her subsequent termination of employment or the occurrence of some other event permitting a distribution pursuant to the provisions of this Plan.

                     Article 4 Pretax Savings Contributions

         4.1 Deferral of Basic Pretax Savings Contributions. Each Participant, including those who are automatically enrolled in the Plan, may elect on a prospective basis to have the Employer contribute a portion of his/her Compensation to the Plan on his/her behalf each Plan Year, measured in whole percentage points of from two percent up to the applicable maximum percentage described below, as a Basic Pretax Savings Contribution, in accordance with the rules set forth in section 4.3 and such other rules as the Committee may prescribe. The applicable maximum percentage shall be six percent or such other percent as may be established by the Board of Directors for the particular Plan Year, which percentages may vary for different groups of Participants.

         Each Eligible Employee, who, in accordance with the provisions of sections 3.1, 3.2 or 3.3 of the Plan, becomes a Participant in the Plan on or after the July 1, 1999 Entry Date (an "Automatic Enrollment Eligible Employee"), shall, on the Entry Date following his/her satisfaction of the age and service requirements set forth in Article 3 above, automatically commence making Basic Pretax Savings Contributions to the Plan in an amount equal to two percent of his/her Compensation without the necessity of completing any form designating, or effective on or after September 1, 1999, using the telephonic enrollment system to designate, the amount of his/her Basic Pretax Savings Contributions. If an Automatic Enrollment Eligible Employee does not want to make Basic Pretax Savings Contributions, he/she may elect to not make Basic Pretax Savings Contributions by so electing on and signing a form supplied by the Company and delivering the form to the Company, or effective on or after September 1, 1999, using the telephonic enrollment system to so indicate. Subject to the limitations in sections 4.1 and 4.2, an Automatic Enrollment Eligible Employee may elect to make Basic Pretax Savings Contributions in an amount other than two percent of his/her Compensation, in accordance with the rules set forth in section 4.3 and such other rules as the Committee may prescribe. Notwithstanding any provision of this Plan to the contrary, if an Employee is reemployed and becomes a Participant in accordance with the provisions of section 3.2, such Automatic Enrollment Eligible Employee will not be automatically enrolled in the Plan until a period of 30 days, commencing on his/her date of rehire, has expired; provided, however, that such an Automatic Enrollment Eligible Employee may affirmatively elect to commence making Basic Pretax Savings Contributions before the 30 day period has expired by using the telephonic enrollment system to designate the amount of his/her Basic Pretax Savings Contributions, or, prior to September 1, 1999, so electing on, and signing, a form supplied by the Company and delivering the form to the Company.

         Effective December 12, 1994, in the case of a Participant who returns to active employment from military service in accordance with USERRA, that Participant may make up those Basic Pretax Savings Contributions which the Participant could have made under the terms of the Plan but for his/her military service. The Participant must make such contributions no later than the end of the period beginning on his/her reemployment date and ending on the last day of the period equal to the lesser of (i) his/her period of military service multiplied by three or (ii) five years. The maximum amount of Basic Pretax Savings Contributions that a Participant may make under this paragraph is the amount of Basic Pretax Savings Contributions which the Participant could have made under the terms of the Plan during his/her period of military service. For purposes of determining a Participant's Basic Pretax Savings Contributions under this paragraph of section 4.1, the Participant's Compensation shall be equal to the Compensation which the Participant would have received during his/her period of military service had his/her active employment with the Employer continued during such period.

         4.2 Deferral of Unmatched Pretax Savings Contributions. In addition to a Participant's Basic Pretax Savings Contributions as provided under section 4.1, in any Plan Year, a Participant who has elected the maximum percentage available to him/her under section 4.1 may also elect on a prospective basis to have the Employer contribute a portion of his/her Compensation to the Plan on his/her behalf, measured in whole percentage points of from one percent up to the applicable maximum percentage described below, as an Unmatched Pretax Savings Contribution, in accordance with the rules set forth in section 4.3 and such other rules as the Committee may prescribe. Effective July 1, 1999, the applicable maximum percentage for any given Participant shall be the difference between 20 percent and the maximum percentage that the Participant is allowed to elect as a Basic Pretax Savings Contribution under section 4.1. Thus, for example, the applicable maximum percentage is 14 percent if the Participant is allowed to elect a maximum Basic Pretax Savings Contribution of six percent and it is 15 percent if the Participant is allowed to elect a maximum Basic Pretax Savings Contribution of five percent.

         In the case of a Participant who returns to active employment from military service in accordance with USERRA, that Participant may make up those Unmatched Pretax Savings Contributions which the Participant could have made under the terms of the Plan but for his/her military service. The Participant must make such contributions no later than the end of the period beginning on his/her reemployment date and ending on the last day of the period equal to the lesser of (i) his/her period of military service multiplied by three or (ii) five years. The maximum amount of Unmatched Pretax Savings Contributions that a Participant may make under this paragraph is the amount of Unmatched Pretax Savings Contributions which the Participant could have made under the terms of the Plan during his/her period of military service. For purposes of determining a Participant's Unmatched Pretax Savings Contributions under this paragraph of section 4.2, the Participant's Compensation shall be equal to the Compensation which the Participant would have received during his/her period of military service had his/her active employment with the Employer continued during such period.

         4.3 Deferral Election Procedures. Each Participant (or Eligible Employee expected to become a Participant within the next 90 days) shall make the election or elections described in section 4.1 and 4.2 in accordance with sections 4.4, 4.5 or 4.6, as applicable.

         4.4 Designation of Basic and Unmatched Pretax Savings. Each Participant, or Eligible Employee who will become a Participant as of the next Entry Date, may begin making Basic and Unmatched Pretax Savings Contributions before September 1, 1999 by completing and signing an enrollment form provided by the Committee and delivering the form to the Committee and, on or after September 1, 1999, by using the telephonic enrollment system; provided, however, that Participants who are automatically enrolled in the Plan in accordance with section 4.1 need not complete a form to enroll, or, effective on or after September 1, 1999, use the telephonic enrollment system to enroll in the Plan unless such Participants want to contribute Basic Pretax Savings Contributions in an amount other than two percent of Compensation. Prior to September 1, 1999, the Participant or Eligible Employee shall designate on the form the amount of his/her Basic and Unmatched Pretax Savings Contributions, if any, and shall, by the act of making such election, agree to have his/her pay reduced by an amount equal to his/her Basic and Unmatched Pretax Savings Contributions. On or after September 1, 1999, the Participant or Eligible Employee shall designate, using the telephonic enrollment system, the amount of his/her Basic and Unmatched Pretax Savings Contributions, if any, and shall, by the act of using such system, agree to have his/her pay reduced by an amount equal to his/her Basic and Unmatched Pretax Savings Contribution. If a Participant is automatically enrolled in the Plan in accordance with section 4.1, his/her failure to complete a form, or effective on or after September 1, 1999, to telephonically enroll in the Plan, will be deemed to authorize the reduction of his/her pay in an amount equal to two percent of Compensation. A payroll deduction designation form, a payroll deduction made as a result of telephonic enrollment, or a payroll deduction made as a result of an automatic enrollment, shall be effective until it is succeeded by another valid payroll deduction designation or until the Participant's right to make Basic and Unmatched Pretax Savings Contributions is otherwise suspended or terminated. Prior to July 1, 1999, an initial designation shall be effective as of the first payroll period following or coinciding with the Entry Date as of which the Eligible Employee becomes a Participant under section 3.1 and following receipt of the form by the Committee. On or after July 1, 1999, an initial designation, including a designation made as a result of an automatic enrollment, shall be effective as of the first payroll period ending on or after the Entry Date as of which the Eligible Employee becomes a Participant under section 3.1 and, except for Participants who are automatically enrolled, following the Participant's completion of telephonic enrollment. A designation to recommence deferrals shall be effective as of the first payroll period following receipt of the form by the Committee or effective September 1, 1999, as of the first payroll period following the date on which the designation to recommence deferrals is entered in the telephonic enrollment system. All forms to be delivered to the Committee pursuant to this section 4.4 must be received by the Committee within such reasonable and uniformly-applied time periods as the Committee may prescribe for the receipt of the forms as a condition of giving effect to or implementing such instructions. If an initial designation or a recommencement designation cannot be given effect or implemented for a particular payroll period, it shall be effective for the next succeeding payroll period.

         4.5 Change of Designation of Basic and Unmatched Pretax Savings Contributions. A Participant may change designation of Basic and Unmatched Pretax Savings Contributions at any time, even if the Participant was automatically enrolled in the Plan pursuant to section 4.1. Prior to September 1, 1999, all changes of designation of the amount of Basic and Unmatched Pretax Savings Contributions to be elected by salary reduction shall be made on forms supplied by the Committee, signed by the Participant and delivered to the Committee. On or after September 1, 1999, all changes of designation of the amount of Basic and Unmatched Pretax Savings Contributions to be elected by salary reduction shall be made by using the telephonic enrollment system. A change in designation shall be effective as of the first payroll period after it is received by the Committee, or the telephonic enrollment system, whichever is applicable; provided, however, that the Participant files such designation within a reasonable time before such first payroll period begins in accordance with uniform rules prescribed by the Committee. Any change in designation filed after a reasonable time before such first payroll period shall become effective as of the next payroll period.

         4.6 Discontinuance of Basic and Unmatched Pretax Savings Contributions. A Participant may suspend his/her Basic Pretax Savings Contributions (which shall automatically suspend his/her right to make Unmatched Pretax Savings Contributions) as of the first day of any payroll period, in accordance with uniform rules promulgated by the Committee, even if the Participant was automatically enrolled in the Plan pursuant to section 4.1. If the Participant suspends only his/her Unmatched Pretax Savings Contributions, the Participant's right to make Basic Pretax Savings Contributions shall not be suspended. Prior to September 1, 1999, suspension of contributions shall be made on a form supplied by the Committee, signed by the Participant and delivered to the Committee prior to the expiration of the uniform period prescribed by the Committee for such suspension to be given effect for such period. On or after September 1, 1999, suspension of contributions shall be made by using the telephonic enrollment system and must be received by the system prior to the expiration of the uniform period prescribed by the Committee for such suspension to be given effect for such period. If notice is not timely received, such notice shall be effective commencing with the next succeeding payroll period. Recommencement of Basic and Unmatched Pretax Savings Contributions shall be made only when the Participant subsequently directs payroll withholding or salary reduction pursuant to section 4.4. While a Participant is on a Maternity/Paternity Leave or any other authorized leave of absence, he/she shall be deemed to have suspended his/her Basic Pretax Savings Contributions and may recommence such contributions following his/her return to active employment in accordance with section 4.4. A Participant shall not be entitled to "make-up" suspended contributions except to the extent required by section 14.11, and the last paragraphs of sections 4.1 and 4.2 of the Plan.

         4.6A Special Thirty-Day Rule Following Receipt of Safeharbor
Matching Notice. Notwithstanding any provision of this Plan to the contrary, effective for each Plan Year beginning on or after January 1, 2000, after receipt of the written notice described in the third paragraph of section 5.1 of the Plan, an Employee must be given a reasonable opportunity, and a period of at least 30 days, to elect to make, or change the amount of, Basic Pretax Savings Contributions for the Plan Year.

         4.7 Limitation on Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions. This Plan is not intended to permit Basic Pretax Savings Contributions plus Unmatched Pretax Savings Contributions for any calendar year, with respect to any Participant, in excess of $7,000 (or such other amount as may at the time be prescribed under Code section 402(g)(5)). The Committee shall prescribe procedures designed to prevent this limit from being exceeded and to cause such contributions that have been elected by a Participant to be stopped at any time during the year when this limit has been reached under the Plan. The Committee shall also adopt reasonable procedures to assist a Participant in fulfilling his/her responsibility of ensuring that the Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions made on his/her behalf for the Participant's taxable year do not exceed $7,000 (or such other amount as may at the time be prescribed under Code section 402(g)(5)), less any other elective deferrals (within the meaning of Code section 402(g)(3)) made on behalf of the Participant. The Participant will be treated as having a calendar taxable year and as having no elective deferrals other than Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions unless the Participant notifies the Committee differently, in writing, before the beginning of his/her taxable year.

If the Participant notifies the Committee in writing no later than March l following his/her taxable year of the amount of any excess Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions under this section for such taxable year, the Plan may, but need not, distribute such excess (and any income and investment gain or loss allocable to such excess) to him/her no later than April 15 following such taxable year and, if so distributed, such excess shall not be included as an Annual Addition for the Participant for the immediately preceding Plan Year. The Participant's income for the year of the excess Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions (or, the year of distribution or other year or years that may be specified pursuant to Treasury rules and regulations) shall be increased by the amount distributed under this section. The distribution described in this section may be made notwithstanding any other Plan provision. The Committee shall adopt reasonable procedures for coordinating distributions of excess Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions under this section and section 4.8, in accordance with any applicable Treasury rules and regulations.

         4.8 Restrictions on Elections by Highly Compensated Employees; Use of Current Plan Year Testing; Distribution of Excess Contributions. In conjunction with Participant elections of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions or at such other or additional times throughout the Plan Year as the Committee may determine, the Committee shall require testing of the elections of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions by Participants (and any other Employer contributions that the Company elects to include in the testing under the conditions specified below) to assure that the average deferral percentage for the Plan Year of Participants who are Highly Compensated Employees will not exceed the greater of:

         (a) 1.25 times the average deferral percentage for the current Plan Year of all other Participants who are non-Highly Compensated Employees, or

         (b) the lesser of (i) 2 percentage points more than, or (ii) 2 times the average deferral percentage for the current Plan Year of all other Participants who are non-Highly Compensated Employees.

For purposes of this section, the term "average deferral percentage" for each group of Participants for any period shall be the average of the percentages, calculated separately for each Participant in such group, of the aggregate amount of Compensation that each Participant elects to have contributed to the Plan for the period as Basic Pretax Savings Contributions or Unmatched Pretax Savings Contributions. As provided in section 5.4, if the Company so elects, Qualified Nonelective Contributions shall be added to Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions in computing each Participant's deferral percentage. In addition, the Company may elect, in accordance with such regulations as may be prescribed by the Secretary of the Treasury, to aggregate Code section 401(m) matching contributions (including matching and discretionary Company Contributions under this Plan) that meet the withdrawal and vesting requirements of Code sections 401(k)(2)(B) and (C) with the Basic Pretax Savings Contributions, Unmatched Pretax Savings Contributions and Qualified Nonelective Contributions for purposes of computing each Participant's deferral percentage. Except as provided in Treasury Regulations, excess Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions under section 4.7 shall be treated as an amount elected under section 4.3 and contributed to the Plan, whether or not such excess contribution is distributed.

Advance testing done under this section may be based on a Participant's annual rate of Compensation in effect at the time of the test, and corrections to be made to reduce the amount in excess of the maximum permissible deferral percentage may be made from Compensation to be earned for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of this section shall be based on the Participant's actual Compensation and Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions for the Plan Year.

For Plan Years beginning on or after January 1, 1999, if the Company has elected to apply Code section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code section 410(b), the Company may, in determining whether the Plan meets the requirements of this section 4.8 of the Plan, exclude from consideration all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code section 410(a)(1)(A).

Except as otherwise provided by USERRA, if, at the end of the Plan Year, the percentage of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions elected by Highly Compensated Employees (and any other Company Contributions that are included in the testing at the Company's election) would (if not distributed) cause the average deferral percentage of such Participants to exceed the maximum deferral percentage permitted for the Plan Year under this section, then, before the end of the following Plan Year, any "excess Pretax

Contributions" (and income and investment gain or loss attributable thereto) shall be distributed. For purposes of this paragraph, the term "excess Pretax Contributions" means, with respect to any Plan Year, the aggregate amount of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions (the "Total Pretax Contributions") paid to the Plan by the Highly Compensated Employees for the Plan Year over the maximum amount of Total Pretax Contributions permitted pursuant to section 401(k)(3)(A)(ii) of the Code and this section 4.8. Effective January 1, 1997, the distribution of excess Pretax Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the dollar amount of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions made by each Highly Compensated Employee in accordance with the following procedure:

                  (1) Step One: The dollar amount of the excess Pretax Contribution for each Highly Compensated Employee shall be calculated in the manner described in Code section 401(k)(8)(B) and Treasury Regulation section 1.401(k)-1(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the actual deferral percentage of each Highly Compensated Employee in order of these Employees' actual deferral percentages, the Plan uses these dollar amounts in Step Two;

                  (2) Step Two: The excess Pretax Contributions for each Highly Compensated Employee calculated in accordance with Step One shall be added together. The total amount calculated in this Step Two shall be distributed in accordance with Steps Three and Four;

                  (3) Step Three: First the Unmatched Pretax Savings Contributions and then, as needed, the Basic Pretax Savings Contributions of the Highly Compensated Employee with the highest dollar amount of Total Pretax Contributions shall be reduced by the dollar amount required to cause that Highly Compensated Employee's Total Pretax Contributions to equal the dollar amount of the Total Pretax Contributions of the Highly Compensated Employee with the next highest dollar amount of Total Pretax Contributions. This dollar amount is then distributed to the Highly Compensated Employee with the highest dollar amount of Total Pretax Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step Three, would equal the total calculated under Step Two, the lesser amount shall be distributed; and

                  (4) Step Four: If the total amount distributed is less than the amount calculated pursuant to Step Two, Step Three is repeated.

The income and investment gain or loss attributable to excess contributions is that portion of the income and investment gain or loss on the Participant's Account for the Plan Year that bears the same ratio as the excess Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions bear to the total Account balance, determined as of the last day of the Plan Year. To the extent required by Code section 401(k) and related regulations, any amount distributed under this paragraph to a Highly Compensated Employee shall be included in that Employee's taxable wages for the Plan Year for which the contribution was made. The distribution described in this section may be made notwithstanding any other Plan provision. The Committee shall adopt reasonable procedures for coordinating distributions of excess contributions under this section and section 4.7.

Moreover, notwithstanding the foregoing rules, the Committee shall take steps to ensure that this section 4.8 is interpreted and administered so as to comply with applicable legal requirements for the determination of what amounts constitute excess Code section 401(k) elective deferrals and for the return of such excess amounts and any income and investment gain or loss attributable thereto. If two or more plans which include Code section 401(k) cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this section 4.8. If any Highly Compensated Employee is a participant under two or more cash or deferred arrangements of an Employer or Affiliate, all such cash or deferred arrangements shall be treated as one such arrangement for purposes of determining the actual deferral percentage with respect to such Employee. No benefits other than Code section 401(m) matching contributions shall be conditioned on a Participant's election of Basic Pretax Savings Contributions or Unmatched Pretax Savings Contributions under this Plan.

         4.8A Average Deferral Percentage Testing After December 31, 1999. Notwithstanding any provision of this Plan to the contrary, effective January 1, 2000, the Plan shall satisfy the average deferral percentage test set forth in section 4.8 by using the alternative method of satisfying such test permitted by section 401(k)(12) of the Code. For any Plan Year during which the Plan satisfies the requirements of section 401(k)(12), the provisions of section 4.8 shall not apply. For any Plan Year during which the Plan uses the section 401(k)(12) alternative method of satisfying the average deferral percentage test, the Plan shall be treated as using the current year testing method.

         4.9 Transfer of Pretax Savings Contributions. Any amount to be contributed to the Plan because of a Participant's election and resulting salary reduction under section 4.3 shall be transferred to the Trust Fund as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets; provided, however, that the amounts so contributed for any payroll date shall be transferred to the Trust Fund not later than the 15th business day of the month following the month in which falls the payroll date as of which such contributions would otherwise have been payable to the Participant.

         4.10 Crediting of Pretax Savings Contributions. Any amount contributed to the Trust under section 4.1 or 4.2 on behalf of a Participant shall be credited, as of the appropriate Valuation Date, to the Pretax Savings Account of each Participant on whose behalf the contribution was made.

         4.11 Adjustment of Company Contributions Account. In the event that a distribution of excess Basic Pretax Savings Contributions is made pursuant to section 4.7 or section 4.8 of the Plan, the Company Contributions Account will be adjusted by the amount of any matching Company Contributions previously made and allocated to the Company Contributions Account that are attributable to such excess Basic Pretax Savings Contributions (the "excess matching contributions") plus the income allocable to any such excess matching contributions. The income allocable to the excess matching contributions shall be determined by the Committee in accordance with any method permitted under Treasury Regulation sections 1.401(m)-1(e)(3) or 1.401(k)-1(f)(4) as applicable. Any such excess matching contributions (and earnings allocable thereto) will be forfeited and reallocated among the unaffected Participant's Accounts, pursuant to such rules as shall be adopted by the Committee, provided that such treatment is applied uniformly to all Participants under the Plan for the Plan Year involved. Alternatively if the Company chooses, the adjustment of the Company Contributions Account will be made by an additional matching Company Contribution, allocated to the Company Contributions Accounts of Participants who are not Highly Compensated Employees.

                         Article 5 Company Contributions

         5.1 Matching Company Contributions. For each Plan Year, so long as this Plan is in existence, and subject to the limitations set forth in section 5.8 below, the Employer shall make a matching Company Contribution on behalf of every Participant for whom a Basic Pretax Savings Contribution was made to the Plan under section 4.1, including those who are automatically enrolled in the Plan in accordance with section 4.1. Any contribution made in accordance with this section 5.1 may be made in the form of cash or Company Securities in the discretion of the Board of Directors.

The matching amount to be contributed on behalf of each Participant hereunder shall be equal to a specified percentage of the Basic Pretax Savings Contributions made on behalf of a Participant under section 4.1, as determined by the Company's Board of Directors with respect to a particular group of Participants. The matching percentage shall be specified in advance and shall remain in effect until changed by the Board or its delegate on a prospective basis.

Notwithstanding any provision of this Plan to the contrary and subject to its right to amend or terminate this Plan, effective January 1, 2000, the Employer will make matching Company Contributions on behalf of every Participant for whom a Basic Pretax Savings Contribution was made to the Plan under section 4.1 during the Plan Year, including those who are automatically enrolled in the Plan in accordance with section 4.1, in an amount equal to 100% of the Participant's Basic Pretax Savings Contributions, to the extent such Basic Pretax Savings Contributions do not exceed 3% of the Participant's Compensation for the Plan Year, and 50% of the Participant's Basic Pretax Savings Contributions, to the extent such Basic Pretax Savings Contributions exceed 3% but do not exceed 5% of the Participant's Compensation for the Plan Year. Such matching Company Contributions shall be due and payable regardless of whether the Employer has current or accumulated net profits. As required by section 401(k)(12)(D) of the Code, effective for the Plan Year commencing on or after January 1, 2000, each Employee eligible to participate in the Plan shall receive a written notice of the Employee's rights and obligations under the Plan, at least 30, but not more than 90, days before the beginning of each Plan Year. If an Employee does not receive the notice within the period described in the preceding sentence because the Employee becomes eligible after the 90th day before the beginning of a Plan Year, the notice must be provided to such Employee within the 90 day period ending on the date the Employee becomes eligible to participate in the Plan. The notice must accurately describe: (i) the safe harbor matching formula used under the Plan (including a description of the levels of matching Company Contributions);
(ii) any other contributions under the Plan and the conditions under which such contributions are made; (iii) the type and amount of compensation that may be deferred under the Plan; (iv) the plan to which safe harbor contributions will be made (if other than the Plan); (v) how to make Basic Pretax Savings Contributions under the Plan, including any administrative requirements that apply to such Basic Pretax Savings Contributions; (vi) the periods available under the Plan for making Basic Pretax Savings Contributions; and (vii) withdrawal and vesting provisions applicable to contributions under the Plan. Matching Company Contributions made pursuant to this section may not be used as Qualified Nonelective Contributions, as defined in section 2.1(gg) in any Plan Year.

The amount of matching Company Contribution allocable to the Company Contributions Account of any Participant in any Plan Year shall not exceed the limitations of section 5.3, for the Plan Years beginning before January 1, 2000, or the limitations of sections 5.8 through 5.10, as determined after taking into account the amount of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions deferred by such Participant for the Plan Year.

         Effective December 12, 1994, notwithstanding any provision in this Plan to the contrary, if a Participant who returns to active employment in accordance with USERRA makes Basic Pretax Savings Contributions as permitted under the last paragraph of section 4.1, the Company shall make matching Company Contributions on behalf of such Participant with respect to such Basic Pretax Savings Contributions on the same basis as it did for Participants who were active employees during the Participant's period of military service.

         5.2 Discretionary Company Contributions. The Board of Directors in its discretion may authorize and require the Employer to make a Company Contribution to the Trust Fund for a Plan Year in addition to the matching Company Contribution made under section 5.1. Any discretionary Company Contribution made in accordance with this section 5.2 may be made in the form of cash or Company Securities in the discretion of the Board of Directors. The contribution made under this section shall be allocated in one or a combination of the following methods, as the Board of Directors in its discretion may determine:

                  (a) discretionary Company Contributions may be allocated to the Company Contributions Accounts of only those Active Participants for whom a Basic Pretax Savings Contribution was made for the Plan Year in the proportion that the Basic Pretax Savings Contribution of each such Active Participant for the Plan Year up to the effective date of the discretionary Company Contribution bears to the total of such contributions for all such Active Participants for the Plan Year up to the effective date of the discretionary Company Contribution, and/or

                  (b) discretionary Company Contributions may be allocated to the Company Contribution Accounts of all Active Participants (regardless of whether or not they have deferred an amount under section 4.1) in the proportion that the Compensation of each Active Participant for the Plan Year up to the effective date of the discretionary Company Contribution bears to the total Compensation of all Active Participants for the Plan Year up to the effective date of the discretionary Company Contribution, and/or

                  (c) discretionary Company Contributions may be allocated to the Company Contributions Accounts of only those Active Participants who are not covered by any other Company incentive compensation plan ("qualified participants"), regardless of whether or not such qualified participants have deferred an amount under section 4.1, in the proportion that the Compensation of each qualified participant for the Plan Year up to the effective date of the discretionary Company Contribution bears to the total covered Compensation of all qualified participants up to the effective date of the discretionary Company Contribution for the Plan Year, and/or

                  (d) discretionary Company contributions may be allocated to the Company Contributions Accounts of only those Active Participants who do not meet the eligibility requirements for participation in the Del Webb Corporation Deferred Compensation Plan ("qualified participants"), regardless of whether or not such qualified participants have deferred an amount under section 4.1, in the proportion that the Compensation of each qualified participant for the Plan Year up to the effective date of the discretionary Company Contribution bears to the total covered Compensation of all qualified participants for the Plan Year up to the effective date of the Company Contribution.

                  The amount of discretionary Company Contribution allocable to the Company Contributions Account of any Active Participant in any Plan Year shall not exceed the limitations of section 5.8 through 5.10, as determined after taking into account the amount of Basic Pretax Savings Contributions, Unmatched Pretax Savings Contributions, and matching Company Contributions allocable to such Active Participant's Company Contributions Account for the Plan Year.

Notwithstanding the foregoing, effective December 12, 1994, if a Participant who was eligible for a discretionary Company Contribution prior to commencing a period of military service returns to active employment in accordance with USERRA, that Participant shall receive a discretionary Company Contribution allocation attributable to the Participant's period of military service. The amount of such allocation shall equal the amount that would have been allocated to the Participant had he/she remained in active employment with his/her Employer during his/her period of military service. For purposes of determining the Participant's allocation under this paragraph, his/her Compensation shall be determined in the manner provided under the last paragraph of section 4.1.

         5.3 Restrictions on Matching Company Contributions and Discretionary Company Contributions; Use of Current Plan Year Testing; Distribution of Excess Contributions. At such times throughout the Plan Year as the Committee may determine, the Committee shall require testing to assure that the contribution percentage for the Plan Year of Participants who are Highly Compensated Employees will not exceed the greater of:

                  (a) 1.25 times the contribution percentage for the current Plan Year of all other Participants who are non-Highly Compensated Employees, or

                  (b)      the lesser of (i) 2 percentage points more than, or
                           (ii) 2 times the contribution percentage for the current Plan Year of all other Participants who are non-Highly Compensated Employees.

For purposes of this section, the term "contribution percentage" for each group of Participants shall be the average of the ratios, calculated separately for each Participant in such group, of the aggregate amount of matching and discretionary Company Contributions that are allocated pursuant to section 5.2(a), made by or on behalf of the Participant for the Plan Year to that Participant's Compensation for the Plan Year. As provided in section 5.4, if the Company so elects, Qualified Nonelective Contributions shall be added to the matching Company Contributions and the discretionary Company Contributions allocated pursuant to section 5.2(a) for the Plan Year for purposes of calculating the contribution percentages. In addition, the Company may elect, in accordance with such regulations as may be prescribed by the Secretary of Treasury, to consider Code section 401(k) elective deferrals (including Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions to this
Plan) for purposes of calculating contribution percentages.

Advance testing under this section may be based on a Participant's level of Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions and his/her annual rate of Compensation in effect at the time of the test, and corrections to be made to reduce the amount in excess of the maximum permissible contribution percentage may be from Company Contributions to be made for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of this section shall be based on the Participant's actual contributions and Compensation for the Plan Year.

For Plan Years beginning on or after January 1, 1999, if the Company has elected to apply Code section 410(b)(4)(B) in determining whether the Plan meets the requirements of Code section 410(b), the Company may, in determining whether the arrangement meets the requirements of this section 5.3, exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code section 410(a)(1)(A).

If, at the end of the Plan Year, the contribution percentage of Highly Compensated Employees exceeds the maximum contribution percentage permitted for the Plan Year under this section, then, before the end of the following Plan Year, any "excess aggregate contributions" (and the income and investment gain or loss attributable thereto) shall be distributed. For purposes of this section, an "excess aggregate contribution" is the amount described in section 401(m)(6)(B) of the Code. Effective January 1, 1997, the distribution of excess aggregate contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the dollar amount of excess aggregate contributions made on behalf of each Highly Compensated Employee in accordance with the following procedure:

                  (1) Step One: The dollar amount of the excess aggregate contribution for each Highly Compensated Employee shall be calculated in the manner described in Code section 401(k)(8)(B) and Treasury Regulation section 1.401(k)-1(f)(2). However, in applying these rules, rather than distributing the amount necessary to reduce the average contribution percentage of each Highly Compensated Employee in order of these Employees' average contribution percentages, the Plan uses these dollar amounts in Step Two;

                  (2) Step Two: The excess aggregate contributions for each Highly Compensated Employee calculated in accordance with Step One shall be added together. The total amount calculated in this Step Two shall be distributed in accordance with Steps Three and Four;

                  (3) Step Three: The matching Company Contributions of the Highly Compensated Employee with the highest dollar amount of matching Company Contributions shall be reduced by the dollar amount required to cause that Highly Compensated Employee's matching Company Contributions to equal the dollar amount of the matching Company Contributions of the Highly Compensated Employee with the next highest dollar amount of matching Company Contributions. This dollar amount is then distributed to the Highly Compensated Employee with the highest dollar amount of matching Company Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step Three, would equal the total calculated under Step Two, the lesser amount shall be distributed; and

                  (4) Step Four: If the total amount distributed is less than the amount calculated pursuant to Step Two, Step Three is repeated.

The income and investment gain or loss attributable to excess contributions is that portion of income and investment gain or loss on the Participant's Company Contributions Account for the Plan Year that bears the same ratio as the excess aggregate contributions bear to the total Company Contributions Account balance, determined as of the last day of the Plan Year. To the extent required by Code section 401(m) and related regulations, any amount distributed under this paragraph to a Highly Compensated Employee shall be included in that Employee's taxable wages for the Plan Year for which the contribution was made. The distribution described in this section may be made notwithstanding any other Plan provision.

In the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then this section 5.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two or more plans of an Employer or Affiliate to which such contributions are made, all such contributions shall be aggregated for purposes of this section.

Any Employee required to be taken into consideration under Code section 401(m)(5) shall be treated as an eligible Employee in accordance with such Code section for purposes of the application of this section 5.3. Moreover, the determination of excess aggregate contributions under this section 5.3 shall be made after first determining the excess deferrals (within the meaning of Code section 402(g)) pursuant to section 4.7 of this Plan and then determining the excess Code section 401(k) deferrals pursuant to section 4.8 of this Plan. All determinations under this section 5.3 shall comply with Code section 401(m) and the regulations thereunder, including any such regulations as may be necessary to prevent the multiple use of the alternative percentage limitations in Code sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) with respect to any Highly Compensated Employee and also including regulations permitting appropriate aggregation of plans and contributions.

The foregoing requirement to correct multiple use of the alternative percentage limitations (by first reducing excess Code section 401(k) deferrals pursuant to Plan section 4.8) applies to all Highly Compensated Employees who are eligible for both Code section 401(k) deferrals under Article 4 and matching Company Contributions under Article 5. This requirement accordingly extends to all such Employees who are active Participants in the Plan at any time during the Plan Year. In addition, if a matching Company Contribution for a Participant who is a Highly Compensated Employee is made on account of a Basic Pretax Savings Contribution that must be returned to such Participant as an amount in excess of a limit specified in Article 4 (whether or not multiple use has occurred), such matching Company Contribution shall be forfeited pursuant to Code section 411(a)(3)(G) and the forfeiture shall be used to reduce concurrent or subsequent matching Company Contributions. If such matching Company Contribution is also in excess of the amount permitted by the contribution percentage test in this section 5.3, the first corrective step shall be the correction of the excess Basic Pretax Savings Contribution pursuant to Article 4 and the forfeiture of any related matching Company Contribution. The second corrective step shall then be the distribution of any remaining excess matching Contribution that exceeds the contribution percentage limit of this section 5.3 and has not been forfeited in the first step.

         5.3A Average Contribution Percentage Testing After December 31, 1999. Notwithstanding any provision of this Plan to the contrary, effective January 1, 2000, the Plan shall satisfy the average contribution percentage test set forth in section 5.3 by using the alternative method of satisfying such test permitted by section 401(m)(11) of the Code. For any Plan Year during which the Plan satisfies the requirements of section 401(m)(11), the provisions of section 5.3 shall not apply. For any Plan Year during which the Plan uses the section 401(m)(11) alternative method of satisfying the average contribution percentage test, the Plan shall be treated as using the current year testing method.

         5.4 Corrective Contributions. In accordance with such regulations as may be prescribed by the Secretary of the Treasury, the Company may elect to treat any or all of the discretionary Company Contributions made pursuant to section 5.2 as Qualified Nonelective Contributions for purposes of complying with the average deferral percentage requirements of section 4.8, the contribution percentage requirements of section 5.3, or both.

In accordance with such regulations as may be prescribed by the Secretary of the Treasury, the Company also may elect to make additional Qualified Nonelective Contributions on behalf of Active Participants who are not Highly Compensated Employees in an amount sufficient to satisfy either the average deferral percentage requirements of section 4.8, the contribution percentage requirements of section 5.3, or both. Such additional Qualified Nonelective Contributions shall be allocated to the Company Contribution Accounts of those Active Participants who are not Highly Compensated Employees in the proportion that the Compensation of each such Active Participant bears to the total Compensation of all such Active Participants for the relevant Plan Year.

If an Eligible Employee is inadvertently excluded from participation in the Plan, the Company shall make special Qualified Nonelective Contributions and special discretionary Company Contributions to the Plan on behalf of the Eligible Employee. The special Qualified Nonelective Contributions shall be in an amount equal to the sum of (i) the Eligible Employee's Compensation for the period or periods during which the Eligible Employee was inadvertently excluded multiplied by the average deferral percentage for the group of non-Highly Compensated Employee Participants or the group of Highly Compensated Employee Participants (depending on whether the Eligible Employee was a Highly Compensate Employee) for the Plan Year or Plan Years that includes the period or periods during which the Eligible Employee was inadvertently excluded from participation if the Eligible Employee was excluded before July 1, 1999, or two percent if the Eligible Employee was excluded on or after July 1, 1999; and (ii) the matching Company Contributions that would have been made pursuant to section 5.1 if the Eligible Employee contributed the amount referred to in clause (i) on a pretax basis during the relevant period or periods. The special discretionary Company Contribution called for by this paragraph shall be in an amount equal to the discretionary Company Contribution or Contributions that would have been allocated to the Eligible Employee had he/she not been excluded. The Company also shall make a special discretionary Company Contribution on behalf of the Eligible Employee in an amount equal to the annual rate of return on Plan investments for the relevant Plan Year or Plan Years multiplied by the amounts of Qualified Nonelective Contributions or discretionary Company Contributions made pursuant to this paragraph, adjusted to reflect partial years.

The Qualified Nonelective Contributions made pursuant to the preceding paragraph shall be allocated to the Account or Accounts to which the contributions they are replacing would have been allocated. For example, the portion of such Qualified Nonelective Contribution that would have been characterized as a Basic Pretax Savings Contribution if it had been made by the Eligible Employee during the relevant Plan Year will be allocated to the Pretax Savings Account. The special discretionary Company Contribution shall be allocated to the Company Contribution Account to the extent that the special discretionary Company Contribution is replacing a discretionary Company Contribution that should have previously been made. The special discretionary Company Contribution that is replacing Plan investment earnings shall be allocated to the Accounts to which the contributions to which the Plan investment earnings relate would be allocated.

All contributions made pursuant to this section are subject to the limitations of section 5.12. To the extent that the limitations of said section preclude the making of the full special Qualified Nonelective Contributions or the full special discretionary Company Contributions called for by the third paragraph of this section, the balance of the special contributions will be made in later years subject to the limitations of section 5.12. The special discretionary Company Contribution that is intended to replace Plan investment earnings shall be adjusted to reflect Plan investment earnings on the balance of said contribution for the period of time during which contributions are limited.

In accordance with Treasury Regulations section 1.415-6(b)(2), for purposes of applying the limitations of sections 5.8 through 5.11 of the Plan and section 415 of the Code, Qualified Nonelective Contributions and discretionary Company Contributions made in accordance with this section 5.4 will not be considered Annual Additions with respect to the Participant for the limitation year in which said contributions are made, but, rather, will be considered Annual Additions in the limitation year to which such contributions relate. Furthermore, to the extent a discretionary Company Contribution made pursuant to this section is intended to replace investment earnings, it will not be treated as an Annual Addition for any limitation year.

         5.5 Transfer of Company Contributions. Matching Company Contributions described in section 5.1 shall normally be transferred to the Trust Fund at the same time Participant Basic Pretax Savings Contributions are transferred to the Trust Fund and in any event shall be transferred to the Trust Fund prior to the due date of the Company's federal income tax return (including extensions thereof) for the taxable year coinciding with such Plan Year, but in no event later than the end of the 12-month period immediately following the Plan Year to which the matching Company Contributions relate. Discretionary Company Contributions described in section 5.2 shall be transferred to the Trust Fund at such time as the Committee may determine but in no event shall they be transferred to the Trust Fund later than the due date of the Company's federal income tax return (including extensions thereof) for the taxable year coinciding with such Plan Year.

         5.6 Allocation of Company Contributions to Company Contributions Accounts. Matching Company Contributions and discretionary Company Contributions described in sections 5.1 and 5.2 shall be allocated to the Company Contributions Accounts of Participants, as of the appropriate Valuation Date to which it relates, provided that in no event shall such contributions be treated as having been made or allocated as of a date later than the last day of the Plan Year to which they relate.

         5.7 Forfeitures. The nonvested portion of a Participant's Company Contributions Account shall be forfeited in accordance with section 6.3. The Committee shall use forfeitures occurring in any Plan Year to reduce subsequent Company Contributions for such Plan Year and future Plan Years. If the amount of forfeitures occurring in a Plan Year exceeds the amount of Company Contributions for such year, then the excess shall be held in a separate account and allocated to the extent that it reduces Company Contributions in succeeding Plan Years. No Company Contributions shall be made while such a separate account exists, and if the Plan terminates while such account is in existence, the balance shall be allocated under section 5.2(b) not to exceed the limitations of sections 5.8 through 5.10.

         5.8 Limitation on Annual Additions. Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions to be allocated to the Accounts of a Participant for any Plan Year shall not exceed an amount equal to the lesser of:

                  (a) $30,000 (or such greater amount as may be permitted under Code section 415(c)(1)(A)) or

                  (b) 25 percent of the Participant's Compensation for the limitation year.

         5.9 Other Defined Contribution Plans. If the Company is contributing to any other defined contribution plan, as defined in section 414(i) of the Code, for its Employees, some or all of whom are Participants of this Plan, then any such Participant's Annual Addition shall be aggregated with amounts credited to the Participant under the other plan for purposes of applying the limitations and reducing allocations under such other plan.

         5.10 Defined Benefit Plans. Effective for limitation years beginning before January 1, 2000, if a Participant in this Plan is also a Participant in a defined benefit plan, as defined in section 414(j) of the Code, to which contributions are made by the Employer, then in addition to the limitations contained in section 5.8 of this Plan, the projected benefit of the Participant under the defined benefit plan shall be limited to the extent necessary to comply with the limitation set forth in section 415(e) of the Code.

         5.11 Adjusting Annual Additions. If at any time during the Plan Year the Plan Administrator anticipates that the contributions to a Participant's Account will exceed the limitations of section 5.8, the Plan Administrator may limit the Participant's ability to make Unmatched Pretax Savings Contributions for the remainder of the Plan Year. If after application of the preceding sentence the Plan Administrator anticipates that the limitations of section 5.8 will still be exceeded, the Plan Administrator may limit the Participant's ability to make Basic Pretax Savings Contributions for the remainder of the Plan Year. If the limitation of section 5.8 cannot be met by limiting future Unmatched or Basic Pretax Savings Contributions in this manner, or, if the limitations of section 5.8 have been exceeded by contributions already made, the Plan Administrator also shall take the following steps to limit Annual
Additions:

                  (a) First, the Plan Administrator shall distribute to the Participant all or a portion of the Unmatched Pretax Savings Contributions made by the Participant to the extent necessary to reduce the Participant's Annual Additions to the maximum amount permitted by section
                           5.8. Earnings attributable to any such "excess Unmatched Pretax Savings Contributions" also shall be distributed to the Participant. The earnings allocable to any excess Unmatched Pretax Savings Contributions shall be determined by the Plan Administrator in accordance with any method permitted under Treasury Regulation section 1.401(k)-1(f)(4).

                  (b) Second, if after the application of paragraph (a) the Annual Additions continue to exceed the limitations of section 5.8, the Plan Administrator shall distribute to the Participant all or a portion of the Basic Pretax Savings Contributions made by the Participant to the extent necessary to reduce the Participant's Annual Additions to the maximum amount permitted by section 5.8. Earnings attributable to such "excess Basic Pretax Savings Contributions" also shall be distributed to the Participant. The earnings attributable to any excess Basic Pretax Savings Contributions shall be determined by the Plan Administrator in accordance with any method permitted under Treasury Regulation section 1.401(k)-1(f)(4). No matching Company Contribution will be made with respect to Basic Pretax Savings Contributions distributed to a Participant pursuant to this paragraph. If matching Company Contributions have been made and allocated to the Participant's Account before the excess Basic Pretax Savings Contributions have been identified, the Plan Administrator shall reallocate the matching Company Contributions attributable to such excess Basic Pretax Savings Contributions to a suspense account. The amounts allocated to the suspense account shall be held to be allocated on a first-in-first-out basis in reduction of matching Company Contributions due in future Plan Years prior to the allocation of additional matching Company Contributions. In deciding the amount of Basic Pretax Savings Contributions that must be distributed in accordance with this paragraph, the Plan Administrator shall take into consideration that no matching Company Contributions will be made (or if previously made, will be reallocated), with respect to excess Basic Pretax Savings Contributions that will be distributed.

                  (c) Third, if further limitation is required after the application of paragraphs (a) and (b), the Plan Administrator shall allocate to a suspense account all or a portion of the discretionary Company Contributions made on behalf of the Participant to the extent necessary to reduce the Participant's Annual Additions to the maximum amount permitted by section 5.8. Discretionary Company Contributions allocated to the suspense account shall be held to be allocated on a first-in-first-out basis in reduction of discretionary Company Contributions prior to the allocation of additional discretionary Company Contributions in future Plan Years.

                  (d) Further reductions or adjustments to the methods described above for adjusting the Accounts of Participants may be made pursuant to the directions of the Plan Administrator and may be made pursuant to priorities established under related defined contribution plans.

         5.12 Deductibility Limitation. The dollar amount of Company Contributions, as provided under sections 5.1, 5.2 and 5.4, shall be limited to the amount deductible under section 404 of the Code for the taxable year for which such contributions are paid.

         5.13 Rollover Contributions and Prior Account Transfers. As provided in section 2.1(a)(5), this Plan may include amounts transferred directly to the Prior Account of a Participant. In addition, subject to the Committee's approval, amounts which an Eligible Employee has received from any other employee benefit plan may, in accordance with uniform and nondiscriminatory procedures adopted by the Committee, be transferred by such Employee to this Plan, and if transferred, shall constitute such Employee's "Rollover Account" hereunder: provided the following conditions are satisfied:

                  (a) The amounts tendered must have been received by the Employee from:

                           (1) A plan qualified under section 401(a) of the Code; or

                           (2) An individual retirement account or annuity ("IRA"), containing amounts described in section 408(d)(3)(A)(ii) of the Code, to which no deductible IRA contributions were made, or rolled over from a qualified plan.

                  (b) The amounts tendered must not include amounts attributable to:

                           (1) After-tax contributions to a qualified plan by the Employee;

                           (2)    Deductible IRA contributions; or

                           (3) A partial distribution from a qualified plan which is eligible for rollover to an IRA but not to another qualified plan.

                  (c) In no event will a transfer to an Employee's Rollover Account be permissible if it would cause this Plan to become a transferee plan that is subject to the qualified plan survivor annuity requirements of the Code with respect to the Employee.

                  (d) The transfer to this Plan of amounts described in paragraph (a) will only be accepted if the Employee presents to the Committee such information as the Committee may require to administer the rules of this section 5.13 and to maintain the qualified status of the Plan. Such information may include the Federal Form 1099, or equivalent, and the original distribution check, or a copy thereof.

                  (e) Amounts must be received by the Committee not later than 60 days after the distribution was received by the Employee.

The Committee shall establish such procedures, and may require such additional information from the Employee, as it deems necessary or appropriate to determine that a proposed transfer hereunder will satisfy the above requirements. Upon approval by the Committee, rollover amounts shall be transmitted to the Trustee, to be invested in such Investment Funds as the Employee may select in accordance with such rules as are provided in Article 7.

No matching or discretionary Company Contributions shall be made with respect to rollovers or amounts transferred to a Participant's Prior Account hereunder.

The Committee shall not be required to permit any rollover amount to be transferred to or held under this Plan if the Committee determines, in its sole discretion, that acceptance of any such rollover amount may adversely affect the continued qualification of this Plan or may subject the Plan to burdensome additional requirements for continued qualification, including without limitation any requirement to provide a spousal survivor annuity or other forms of distribution that are not otherwise available under the Plan.

An Employee who transfers a rollover amount into this Plan shall be eligible to commence Pretax Savings to this Plan only when he/she satisfies the applicable eligibility requirements in section 3.1.

Notwithstanding the foregoing, on and after January 1, 1993, a rollover contribution under this section shall, to the extent required by Code section 402 (c), include and be limited to a contribution relating to an eligible rollover distribution described in Code section 402 (c) (4), including a direct rollover or a sixty-day rollover of such eligible rollover distribution. The Committee may establish other uniform rules and procedures, consistent with the requirements of the Code and this section 5.13, concerning the acceptance of rollover contributions, including rules that limit or prohibit wire transfers and other payments that are made directly to this Plan from another plan in lieu of having the Participant receive a check payable to this Plan's Trustee for delivery to a Plan representative who is authorized to receive rollover contributions.

                        Article 6  Vesting and Benefits

         6.1 Vesting. The interest of a Participant in his/her Pretax Savings Account, Prior Account, and Rollover Account (if any) shall be fully vested at all times, and his/her rights and interests therein shall not be forfeitable for any reason. The interest of a Participant in his/her Company Contributions Account shall be fully vested in him/her at all times if the Participant has ever received credit for an Hour of Service on or after April 1, 1988. If a Participant terminated employment before April 1, 1988, his/her vested interest in his/her Company Contributions Account shall be determined in accordance with the Plan provisions in effect when his/her employment terminated.

         6.2 Benefits Upon Termination of Employment. Every Participant who has a termination of employment for any reason other than death or disability shall have the value of his/her Pretax Savings Account, Prior Account, Frozen Account, and Rollover Account, and the vested portion of his/her Company Contributions Account, distributed pursuant to section 8.1, in either:

                  (a)      one lump sum within the time set forth in section
                           6.7; or

                  (b) substantially equal monthly, quarterly, or annual installments (as selected by the Participant). The first such installment shall be payable within 60 days after the end of the month in which occurs the last day such Participant is paid by the Company, unless such Participant elects to defer receipt of his/her benefits as provided in section 6.7. Such Participant, may specify the number of installments to be paid each year and the number of years, not to exceed 10, over which the installments will be paid; provided, however, that the balance remaining in a Participant's Accounts at the end of the designated installment payout period shall be distributed on the last payment; and provided, further, that the Account balance of such Participant shall be fully distributed within the lifetime of such Participant or the lifetimes of the Participant or his/her Beneficiary, or within a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his/her Beneficiary.

                  The Account balance of a Participant who has elected to receive an installment distribution shall be invested per the Participant's instructions. Should such a Participant die before all of his/her installment payments have been distributed, his/her Beneficiary shall receive the remainder of such unpaid installments in one lump sum as soon as practicable and in no event later than one year.

For purposes of determining whether a Participant is entitled to a distribution of his/her Pretax Savings Account, in accordance with current rulings of the Internal Revenue Service, the sale of the stock or the assets of a subsidiary or a division of the Employer shall not be treated as causing the Participant to "terminate employment" if the Participant becomes employed by the purchaser of the stock or the assets within 30 days following such sale.

         6.3 Forfeiture of Contingent Interests. The provisions of the Plan as in effect on December 31, 1986, shall govern forfeitures occurring on or before that date. The following provisions shall govern forfeitures that occur thereafter as well as any reinstatements that may be required for such forfeitures. Any portion of a Participant's Company Contributions Account that is not vested under the provisions of section 6.1 upon his/her termination of employment shall be held in a separate Company Contributions Account and shall be forfeited as of the earlier of (i) a distribution of the Participant's vested Account balance, or (ii) the Valuation Date next following the passage of five consecutive years during which the Participant has not received credit for at least one Hour of Service. If the Participant is rehired as an Employee and receives credit for an Hour of Service before the passage of the number of years specified in clause (ii) of the foregoing sentence, then the following rules shall apply. Any unforfeited amount held in his/her Company Contributions Account shall remain to his/her credit and/or any previously forfeited amount shall be restored to his/her Company Contributions Account by means of a special Employer contribution or a special allocation out of forfeitures available for reallocation, as determined by the Committee. Prior to the Participant's full vesting thereafter, the amount of any subsequent distribution from his/her Company Contributions Account on any later termination of employment shall be determined by adding to his/her Company Contributions Account the amount of the previous distribution, multiplying this total by his/her vested percentage, and then subtracting from the resulting product the amount of the previous distribution.

         6.4 Disability. A Participant who experiences a disability (as defined below) while still in the service of the Company or an Affiliate and who becomes entitled to disability payments under the Del Webb Corporation Long Term Disability Plan (LTD Plan) shall have his/her Account balance, valued as provided in section 8.1, distributed to him/her in the form of a single lump sum as soon as practicable and in no event later than three months after the end of the calendar quarter in which the Participant is last paid by the Company, unless such Participant elects to defer receipt of his/her Account balance as provided in section 6.7. A Participant who experiences a disability (as defined below) but who is not entitled to disability payments from the LTD Plan, however, shall have the option of receiving his/her Account balance in the form of a single lump sum or in installments as provided in section 6.2.

For purposes of this Article, "disability" shall mean (l) a physical or mental condition which, in the judgment of the Committee, based on such competent medical evidence as the Committee may require, renders an individual unable to engage in any substantial gainful activity for the Company for which he/she is reasonably fitted by education, training or experience and which impairment is likely to result in death or to be of long continued duration for a period of at least 12 months, or (2) a judicial declaration of incompetence.

         6.5 Death Benefits. Should a Participant die while still in the service of the Company or an Affiliate, said deceased Participant's Account balance shall be distributed pursuant to section 8.1 to the Participant's Beneficiary in the form of a single lump sum as soon as practicable and in no event later than the latest date specified in section 6.7 for the distribution of benefits whose payments have not commenced as of the Participant's date of death.

         6.6 Designation of Beneficiary. Subject to the requirements of section 2.1(g), a Participant may designate, in writing, the Beneficiary whom he/she desires to receive the benefits provided by the Plan in the event of his/her death. Such designation shall be filed on a form provided by the Committee for that purpose. A Participant may change his/her designated Beneficiary from time to time without the consent of anyone other than his/her spouse by filing a new designation in writing with the Committee.

         6.7 Latest Time for Payment of Benefits. To comply with legal restrictions on the deferral of benefit commencement, all benefit payments must comply with the following limits, notwithstanding any other provisions of the Plan. If the Participant dies before the distribution of his/her vested Account has been completed, distribution of benefits to the deceased Participant's spouse must commence by April 1 of the Plan Year following the Plan Year in which the Participant would have reached age 70-1/2 and distribution of benefits to any other Beneficiary must commence within one year after the Participant's death (or such later date as may be prescribed by regulations). If a Participant is still living, then unless he/she elects otherwise in accordance with an option permitted under the Plan, the distribution of benefits to him/her shall commence not later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the Participant's termination of employment, (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant's 65th birthday.

Moreover, effective January 1, 1997, the distribution of the Participant's vested Account must occur not later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70-1/2 or (ii) the calendar year in which the Participant incurs a termination of employment; provided, however, that if a Participant is a 5-percent owner, as defined in section 13.2 in any calendar year during which or after he/she attains age 70-1/2, then distribution of the Participant's vested Account must occur not later than the April l following the calendar year in which the Participant attains age 70-1/2 even if the Participant has not incurred a termination of employment by such date. If a Participant was required to receive a distribution pursuant to this section 6.7 prior to January 1, 1997, the Participant shall continue to receive distributions pursuant to this section unless the Participant elects to stop receiving distributions. For this purpose, the distribution of the Participant's vested Account means the payment of the entire vested balance in a lump sum in accordance with subsection 6.2(a), except that an installment distribution under subsection 6.2(b) shall continue in the form in which it was elected if it started before the Code section 401(a)(9) required beginning date and its continuation in this manner will comply with the minimum distribution requirements of Code section 401(a)(9). Except for such continuing installments, recent additions to the Participant's Account that have not been included in a prior distribution shall be distributed in a lump sum on or before each December 31 due date following the April 1 on which distributions are required to begin pursuant to this paragraph and Code section 401(a)(9). All distributions under this paragraph shall comply with the requirements of Code section 401(a)(9) and the regulations thereunder.

If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment shall be made not later than 90 days after the earliest date on which the amount of such payment can be ascertained.

         6.8 In-Service Distribution of Pretax Savings at Age 59-1/2. Notwithstanding any other provisions in the Plan to the contrary, an Active Participant who has attained age 59-1/2 may elect, in accordance with such rules as the Committee may prescribe, to have the vested value of his/her Pretax Savings Account, Company Contributions Account, Prior Account, Frozen Account, and Rollover Account distributed to him/her pursuant to section 8.1 as of the end of any month on or after the date he/she attains age 59-1/2 in the form of a single lump sum.

         6.9 Hardship Withdrawals.

                  (a) Any Participant shall be permitted to make a cash withdrawal due to a "hardship," in any whole percentage increment or dollar amount, up to 100 percent of the amount in the Participant's Pretax Savings Account (exclusive of earnings on such amounts for withdrawals after December 31, 1988), provided that the minimum amount of a withdrawal under this section 6.9 shall be $1,000. No Participant shall be permitted to withdraw any amount from his/her Prior Account, Frozen Account, or Rollover Account. A Participant wishing to withdraw any amount due to a hardship shall do so by making application therefor which demonstrates to the satisfaction of the Committee that the Participant has an immediate and heavy financial need and that the distribution is necessary in order to satisfy that need.

                  (b) Application for hardship withdrawals shall be made on such forms as the Committee prescribes and may be made at any time. Distribution of hardship withdrawals shall be made in accordance with section
                           8.1 and shall be paid in a lump sum as soon as is administratively possible following such application.

                  (c) For purposes of this section 6.9, the following are the only expenses or circumstances that will be deemed to give rise to an immediate and heavy financial need:

                           (1) Medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in section 152 of the Code);

                           (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                           (3) Payment of tuition, room and board, and educational-related expenses for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

                           (4) The need to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage on the Participant's principal residence; or

                           (5) Any other circumstance or expense designated by the Commissioner of Internal Revenue as a deemed immediate and heavy financial need in any published revenue ruling, notice or other document of general applicability.

                  The amount of any distribution under this section shall be limited to the amount necessary to defray the financial hardship. A distribution will be deemed to be necessary only if all of the following requirements are satisfied:

                           (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                           (ii)   The Participant has obtained all
                                  distributions, other than hardship
                                  distributions, and all nontaxable loans
                                  currently available under all plans maintained by the Employer;

                           (iii) All plans sponsored by the Employer provide that the Participant's contributions (whether made on a pre-tax or after-tax basis) will be suspended for at least twelve (12) months after receipt of the distribution; and

                           (iv) All plans sponsored by the Employer provide that the Participant may not make elective pre-tax contributions for the calendar year immediately following the calendar year in which the hardship distribution is made in excess of the applicable limit in effect for such year under section 402(g) of the Code less the amount of the Participant's pre-tax elective contributions for the calendar year in which the hardship distribution is made.

                  For this purpose, the Committee may accept the written statement of the Participant as to his/her financial resources unless it has reason to believe the statement is in error. In addition, effective January l, 1989, hardship withdrawals shall be further limited to prevent the distribution of earnings on Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions to Participants who have not attained age 59-1/2, and also to prevent the distribution of earnings on Company Contributions to the extent necessary to satisfy the withdrawal restrictions of Code section 401(k)(2)(B) in the event that such Company Contributions have been used to satisfy the average deferral percentage test of section 4.8 or the contribution percentage test of section
                  5.3.

                  (d) If a Participant receives a hardship distribution pursuant to this Section, the Participant's right to make Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions to this Plan pursuant to sections 4.1 and 4.2 shall be suspended for a period of 12 months following the month in which the hardship distribution is made. The Participant may resume his/her Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions as of the Entry Date next following the completion of said 12-month period. In addition, the Participant's Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions to this Plan, plus his/her elective contributions to any other plan sponsored by the Employer, for the calendar year following the calendar year in which the hardship distribution is made may not exceed the difference between Seven Thousand Dollars ($7,000.00) (as adjusted for cost-of-living increases pursuant to section 402(g) of the Code for the calendar year following the distribution) and the Participant's Basic Pretax Savings Contributions and Unmatched Pretax Savings Contributions to this Plan, plus his/her elective contributions to any other plan sponsored by the Employer, for the calendar year in which the distribution is made.

         6.10 Debiting of Investment Funds. If a Participant making less than a total withdrawal of his/her Accounts under section 6.8 and/or 6.9 has his/her Accounts invested in more than one Investment Fund, the amount withdrawn from such Accounts shall be debited against each of the Investment Funds in which such Accounts are invested pro rata.

         6.11 Loans to Participants. The Committee has instituted a loan program whereby, upon written application of a Participant, the Committee may permit the Plan to make a loan to such Participant, provided that all loans shall comply with such rules and regulations as the Committee may establish for making Plan loans and with the following terms and conditions:

                  (a) Loans shall be made available, on a nondiscriminatory and reasonably equivalent basis to all Participants who are actively employed by the Company or are otherwise required to be eligible for loans under the Code or ERISA because of their status as disqualified persons or parties in interest. A former employee may not obtain a loan from the Plan unless he/she is a party in interest as defined in section 3(14) of ERISA. No loan shall be granted to a Participant who has a currently outstanding loan or a prior loan that has not been repaid in full for a period of at least three full months prior to the month of the loan. The three-month period specified in the preceding sentence shall run from the date the Trustee actually credits the loan payment to the Participant's Accounts, rather than from the date the Participant repays the loan.

                  (b) A Participant who receives a loan from the Plan must sign a note payable to the Trust in the proper amount on a form prescribed by the Committee and authorize payroll deductions for payment of interest and principal during any period of his/her employment as an Employee in accordance with procedures adopted by the Committee. The loan shall be evidenced by the Participant's promissory note and shall be secured by an assignment of the Participant's vested interest in his/her Accounts and such additional collateral as the Committee may deem necessary, provided that in no event shall the loan be secured by an assignment of more than 50% of the Participant's vested (non-forfeitable) interest in his/her Accounts. In determining whether a pledge of additional collateral is necessary, the Committee shall consider the Participant's credit worthiness and the impact on the Plan in the event of default under the loan prior to the Participant's benefit commencement date. To secure repayment of the loan, the Participant shall, within the 90-day period before the loan is made, consent to any distribution resulting from the setoff of the loan against the Participant's Accounts under subsection (g). Any loan processing fee (charged by a person other than the Company) shall be deducted from the principal amount available to the Participant.

                  (c) The amount of the loan shall not be less than $1,000 nor more than the least of:

                           (1) $50,000, reduced by the highest outstanding balance of loans to the Participant from the Plan during the 1-year period ending on the day the loan is made;

                           (2) 50 percent of the vested balance in all of such Participant's Accounts at the time of the loan; or

                           (3) 100 percent of the Participant's vested balance in all of such Participant's Accounts (excluding any balances in his/her Prior Account, Frozen Account, or Rollover Account) at the time of the loan.

                           If such Participant is also covered under another qualified plan maintained by the Company or an Affiliate, the limitations of clauses (1) and (2) above shall be applied as though all such qualified plans are one plan.

                  (d) The repayment period for any loan shall be determined by the Committee and shall not extend beyond five years; provided, however, that if the Participant can show, by proof satisfactory to the Committee, that the loan will be used to acquire any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant (a "Home Loan"), then the repayment period may extend to 15 years. Moreover, the Committee may, under uniform rules, limit the duration of loans to a shorter period than the maximum periods specified above so that, for example, the Plan does not grant any Home Loans and grants regular loans for a maximum duration of 54 months to part-time Employees so as to comply with the foregoing maximum limits while allowing for the possible effect of repayment suspensions during unpaid leaves of absence. Effective December 12, 1994, loan repayments will be suspended as permitted under section 414(u) of the Code.

                  (e) Each loan shall bear a reasonable interest rate as determined by the Committee in accordance with the Code, ERISA, and applicable rulings and regulations. Unless otherwise specified by the Committee, the rate shall be equal to the average of the rates of Phoenix banks for certificates of deposit with maturities equivalent to the terms of the loan, as determined at the beginning of the month in which the loan is granted. The interest rate so determined shall be fixed for the term of the loan.

                  (f) The Committee shall establish a Loan Account for the Participant, and shall credit the Loan Account with an amount equal to the principal amount of the loan granted. Loans shall be processed on a monthly basis. When a loan is made, the principal amount shall be withdrawn pro rata from each Investment Fund in which the Participant's Accounts (other than the Prior Account, the Frozen Account or the Rollover Account) are invested as of the most recent Valuation Date. Each repayment of principal on the loan received by the Trustee from the Participant shall reduce the balance credited to the Participant's Loan Account and each payment of principal and interest shall increase pro rata the amount invested in each Investment Fund in accordance with the Participant's investment elections at the time of such repayment.

                  (g) Except in the case of lump sum prepayments described below, repayment in substantially equal installments occurring not less frequently than quarterly of interest and principal shall be accomplished through regular payroll deductions (or by check or other means of payment satisfactory to the Committee in the case of a former Employee who continues his/her outstanding loan). The Committee may restrict loan amounts if payroll withholdings for repayment would exceed 20 percent of Compensation. Repayment of the substantially equal installments occurring not less frequently than quarterly shall resume as of the date the Participant returns to pay status, and any remaining unpaid balance at the end of the maximum five-year term of the loan (or 15-year term in the case of a Home Loan) shall be paid in a final lump sum installment at such time. Except as may be prohibited by the rules of particular Investment Funds from which loan amounts are taken or to which loan repayments are directed, a Participant shall be entitled at any time to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan by direct payment, but shall not be allowed to make partial prepayments of amounts that are not currently due under the regular repayment schedule for the loan. If a Participant is in default by more than 90 days on any loan payment that is due and payable, the note in the Participant's Loan Account shall be canceled and the principal deemed distributed to him/her by the Trust Fund as soon as practicable thereafter, provided that the Participant has had a hardship or a termination of employment or is otherwise eligible for such deemed distribution and loan cancellation under the Code and ERISA. If a Participant terminates employment before his/her loan is repaid in full, his/her outstanding balance (including principal and accrued interest) shall become immediately due and payable if he/she is not a "party in interest" as defined in ERISA section 3(14).

                  (h) The Plan's security interest in a Participant's Account shall be superior to an Alternate Payee's right to receive a distribution pursuant to a Qualified Domestic Relations Order. In the event the Plan Administrator is presented with a Qualified Domestic Relations Order with respect to a Participant having an outstanding Participant loan, the Plan Administrator shall not be required to make any distribution to the Alternate Payee if immediately following said distribution the sum of the Participant's share of Plan benefits awarded under the Qualified Domestic Relations Order and the Alternate Payee's share of Plan benefits awarded under the Qualified Domestic Relations Order is less than two times the then outstanding balance of said loan(s). All outstanding Participant loans shall be allocated to the Participant's Account and treated as a separate investment of the Participant's Account, and Participant shall be responsible for the repayment of all loans from the Plan, except that Alternate Payee's share of Plan benefits shall continue to serve as security for outstanding loans.

                  (i) The foregoing provisions of this section 6.11 notwithstanding, the Committee reserves the right to stop granting loans to Participants at any time.

         6.12 Requirement for Consent to Certain Distributions. Notwithstanding any other provision regarding the Plan distributions, the Plan may not immediately distribute the balance of a Participant's Account that exceeds $5,000 for distributions made on or after January 1, 1997, even if the Participant terminated employment before such date, without the written consent of the Participant. If a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution remains to be made, and if the Participant's Account, determined at the time of the first distribution under that optional form of benefit, exceeded the cash-out limit currently in effect under this section 6.12, then the Participant's Account is deemed to continue to exceed the cash-out limit. Where the Participant does not consent to a distribution that is subject to the requirement set forth in the first sentence of this section, this section shall be interpreted and administered so as to comply with Code section 411(a)(11) by delaying any distribution that might otherwise be required under the Plan to the extent necessary to comply with said Code section.

         6.13 Eligible Rollover Distributions. Eligible rollover distributions from the Plan shall comply with the requirements of Code section 401(a)(31) as follows. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this section, the following definitions shall apply.

         An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributes, except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401 (a) (9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective for distributions made after December 31, 1999, any distribution made on account of hardship; and provided further that the determination of what constitutes an "eligible rollover distribution" shall at all times be made in accordance with the current rules of Code section 402 (c), which shall be controlling for this purpose.

         An "eligible retirement plan" is an individual retirement account (described in section 408(a) of the Code, an individual retirement annuity described in section 408 (b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

         A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee. In prescribing the manner of making elections with respect to eligible rollover distributions, as described above, the Committee may provide for the uniform, nondiscriminatory application of any restrictions permitted under applicable sections of the Code and related rules and regulations, including a requirement that a distributee may not elect a partial direct rollover in an amount less than $500 and a requirement that a distributee may not elect to make a direct rollover from a single eligible rollover distribution to more than one eligible retirement plan. Moreover, if a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                           (1) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                           (2) The Participant, after receiving the notice, affirmatively elects a distribution.

         6.14 Underpayment or Overpayment of Benefits. In the event that, through misstatement or computational error, benefits are underpaid or overpaid, there shall be no liability for any more than the correct benefit sums under the Plan. The amount of any underpayment shall be paid to a Participant or Beneficiary in one lump sum. A Participant or Beneficiary shall repay any overpayment in a lump sum, unless the Committee, in its discretion, determines that this will cause the Participant to suffer an economic hardship, in which case the Committee may make special arrangements with the Participant or Beneficiary to procure repayment, including, but not limited to, deducting the overpayment from future payments under the Plan.

                         Article 7 Investment Elections

         7.1 Participant Directed Individual Account Plan. This Plan is intended to constitute a participant directed individual account plan under section 404(c) of ERISA. As such, Participants shall be provided the opportunity to exercise control over the investment of their Accounts and to choose from a broad range of investment alternatives.

         7.2 Employee Selected Investment Funds.

                  (a) The Committee, pursuant to uniform and non-discriminatory rules, shall establish three or more Investment Funds in accordance with the terms and provisions of this Article 7. In establishing the Investment Funds, the Committee shall select investment alternatives which provide each Participant with a broad range of investment alternatives in accordance with Department of Labor Regulation section 2550.404c-1(b)(3). The available Investment Funds may be changed or supplemented from time to time by action of the Committee. One of the investment alternatives will be a fund invested in Company Securities, which shall be referred to as the "Company Stock Fund".

                  (b) Each Participant shall designate, on a form supplied by the Committee, signed by the Participant and delivered to the Committee, the Investment Funds established pursuant to paragraph (a), above, in which amounts held in his/her Accounts are to be invested. Notwithstanding the foregoing, effective September 1, 1999, each Participant, including those who are automatically enrolled in the Plan in accordance with section 4.1, shall designate the Investment Funds established pursuant to paragraph
                           (a), above, in which amounts held in his/her Accounts are to be invested by utilizing the telephonic enrollment system. The Committee, in its discretion, will invest the portion of the Participant's Accounts for which the Participant has not issued any investment directions in accordance with this Plan and the Trust Agreement. The investment directive of a

                           Participant shall be effective until another directive is received by the Committee.

         7.3 Exercise of Control.

                  (a) Each Participant may direct that all of the amounts attributable to his/her Accounts be invested in a single Investment Fund or may direct 5% increments (falling within the range from 10% to 100%) of his/her Accounts to be invested in such Investment Fund(s) as he/she shall desire in accordance with uniform procedures promulgated by the Committee. Each Participant, in accordance with such rules, may change investment directions to provide for the investment of existing Account balances or future contributions among the various Investment Funds in such increments, or all to any one of them, prior to September 1, 1999, as the Participant shall elect on a form provided by the Committee, signed by the Participant and delivered to the Committee, or, on or after September 1, 1999, as the Participant shall elect utilizing the telephonic enrollment system. The Committee shall provide Participants the opportunity to receive written confirmation of any such investment direction. The Trustee and Committee shall be obligated to comply with such instruction except as provided in paragraph (d) below. The Committee shall promulgate uniform and nondiscriminatory rules constituting the investment direction policy under the Plan which shall be communicated to Participants regarding:

                           (1)    The frequency of change of investment
                                  direction of current account balances among Investment Funds;

                           (2)    The frequency of change of investment
                                  direction of future contributions among
                                  Investment Funds;

                           (3) The effective dates of instructions regarding investment directions and changes in investment directions;

                           (4) The fractional (percentage) limitations, if any, in which current Account balances may be invested and/or transferred between Investment Funds;

                           (5) The fractional (percentage) limitations, if any, in which future contributions are to be invested between Investment Funds; and

                           (6) The periods within which direction must be given if it is to be effective for a particular period.

Procedures with regard to any one or more Investment Funds may vary to reflect the variable or contrasting characteristics of a particular investment alternative, provided that Participants are given the opportunity to give investment instructions with respect to each investment alternative available under the Plan with a frequency which is appropriate in light of the market volatility to which the investment alternative may reasonably be expected to be subject and that any restrictions on the frequency of investment instructions are in accordance with Department of Labor Regulation section 2550.404c-1(b)(2)(ii)(C).

         Notwithstanding the foregoing or anything in the Plan or Trust Agreement to the contrary, any discretionary Company Contributions made in the form of Company Securities in accordance with section 5.2 shall be initially invested in the Company Stock Fund. Any Participant whose share of discretionary Company Contributions is invested in the Company Stock Fund in accordance with the preceding sentence may elect to transfer such amounts among the other available Investment Funds, in accordance with such uniform and nondiscriminatory procedures as may be established by the Committee concerning matters such as the timing and amount of transfers.

                  (b) The Committee shall provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership related to such investment. The Committee shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with section 404(c) of ERISA and any relief from fiduciary liability resulting therefrom, a description of investment alternatives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation section 2550.404c-1(b)(2)(B)(1). In addition, the Committee shall provide information to Participants upon request as required by Department of Labor Regulation section 2550.404c-1(b)(2)(B)(2). Neither the
                           Employer, Committee, Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments. The providing of information pursuant to this Article 7 shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Company, any other Employer, the Committee, the Trustee or any other individual associated with the Plan to provide any investment advice.

                  (c) The Committee, pursuant to uniform and nondiscriminatory rules, may charge each Participant's Accounts for the reasonable expenses of carrying out investment instructions directly related to such Account, provided that each Participant is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his/her respective accounts.

                  (d) The Committee shall decline to implement any Participant instructions if: (i) the instruction is inconsistent with any provisions of the Plan or Trust

                           Agreement; (ii) the instruction is inconsistent with any investment direction policies adopted by the Committee from time to time; (iii) implementing the instruction would not afford a Plan fiduciary protection under section 404(c) of ERISA; (iv) implementing the instruction would result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code; (v) implementing the instruction would result in taxable income to the Plan; (vi) implementing the instruction would jeopardize the Plan's tax qualified status; or (vii) implementing the instruction could result in a loss in excess of a Participant's Account balance. The Committee, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with section 404(c) of ERISA from time to time.

                  (e) A Participant shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, and nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction. A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this Article 7 and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Committee, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation section 404c-1(c)(3).

         7.4 Limitation of Liability and Responsibility. The Trustee, the Committee and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this Article 7 or for failing to act in the absence of any such direction. The Trustee, the Committee and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant. The Trustee shall have no obligation to consult with any Participant regarding the propriety or advisability of any selection made by the Participant.

         7.5 Former Participants and Beneficiaries. For purposes of this Article 7, the term "Participant" shall be deemed to include former Participants and the Beneficiaries of any deceased Participants.

         7.6 Transfer of Assets. If the Company is serving as an intermediary in conveying the investment elections of Participants, the Committee shall direct the Trustee to transfer moneys or other property to or from the various Investment Funds as may be necessary to carry out the aggregate transfer transactions after the Committee has caused the necessary entries to be made in the Participants' Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefore established by the Committee. The foregoing sentence shall be inapplicable if Participants are, in accordance with current procedures for investment elections, communicating their elections directly to the appropriate Investment Fund agent.

         7.7 Voting, Tender Offers, or Similar Rights. Unless passed through to the Participants, the Trustee, in its discretion, shall vote all proxies relating to the exercise of voting, tender or similar rights which are incidental to the ownership of any asset which is held in any Investment Fund, other than the Company Stock Fund. Subsequent to a Participant's investment in the Company Stock Fund, the Participant shall be entitled to vote such shares in accordance with section 4(e) of the Trust Agreement, and approve or reject any tender offers in accordance with section 4(e) of the Trust Agreement. Except as otherwise specified by the Board, the Committee shall have the duties and responsibilities assigned to the Named Fiduciary in section 4(e) of the Trust Agreement, and the Company shall have the duties and responsibilities assigned to the Sponsor in that section 4(e).

         7.8 Investment Restrictions Due to Securities Laws. No Participant or Beneficiary who is a Company officer, director, or ten percent beneficial owner subject to reporting and potential liability for short-swing profits under section 16 of the Securities Exchange Act of 1934 (hereinafter, a "section 16 Insider") shall be permitted to acquire or retain an Account balance that is invested the Company Stock Fund. This investment restriction takes precedence over other, more general investment rules stated elsewhere in the Plan. The Committee shall provide for adequate coordination with the Plan's recordkeeper and take other appropriate steps to ensure that this investment restriction will be administered, consistent with applicable qualification and fiduciary requirements under the Code and ERISA, in a manner that furthers the purpose of eliminating the need for section 16 Insiders to report Plan transactions pursuant section 16 of the Securities Exchange Act of 1934. In addition to prohibiting new Company Stock Fund investments by Participants and Beneficiaries who are section 16 Insiders, the Committee shall establish appropriate rules under which a Participant or Beneficiary who has an existing balance in the Company Stock Fund and is, or at some future time becomes, a section 16 Insider will be required to dispose of such balance as soon as practicable. This section
7.8 does not limit the Company Stock Fund investments of Participants and Beneficiaries who are not now, and are not expected to become, section 16 Insiders. Thus, it does not prevent the Trust from acquiring a level of ownership in the Company's common stock that could cause the Trust to become a section 16 Insider.

         7.9 Confidentiality Requirements. Because Participants are permitted to invest in Company Securities, the Company must establish written procedures in order to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Securities and the exercise of voting, tender and similar rights. While the Committee may adopt expanded confidentiality procedures, this section 7.9 shall constitute the confidentiality procedures for the Plan until such time as expanded procedures, if any, are adopted. Information relating to the purchase, holding and sale of Company Securities and the exercise of voting, tender and similar rights shall be held in confidence and not divulged to the Company, or any other officer or Employee thereof, or any other person except to the extent necessary to ensure that a Participant's directions to purchase, hold or sell Company Securities or the Participant's exercise of voting, tender or similar rights are given effect. Any person who willfully or negligently violates the confidentiality rules espoused in the preceding sentence will be subject to disciplinary action, and, to the extent the Committee deems it necessary, will be relieved of any duties which allow the person to gain access to such confidential information. The Committee shall appoint a person (the "confidentiality fiduciary") to monitor compliance with the foregoing procedures, and/or any expanded procedures adopted by the Committee. The confidentiality fiduciary shall appoint an independent fiduciary to carry out activities relating to any situations that the confidentiality fiduciary determines involve a potential for undue influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights. For purposes of this section, a fiduciary is not independent if the fiduciary is affiliated with the Company or its Affiliates.

             Article 8  Participant Accounts and Records of the Plan

         8.1 Accounts and Records. The Committee shall maintain or cause to be maintained, accounts and records which shall accurately disclose the status of the Accounts of each Participant or his/her Beneficiary in the Plan. Each Participant's Pretax Savings Account, Prior Account, Frozen Account, Company Contributions Account, and Rollover Account shall be assigned an appropriate share of each Investment Fund in which the Participant's Accounts are invested, based on the times and the amounts of the Participant's investments in, and withdrawals from, each such Investment Fund with respect to each such Account. The records relative to a Participant's Accounts shall permit a determination as of any Valuation Date of the current value of his/her Accounts in the Trust Fund. Each Participant shall be advised from time to time, at least once each Plan Year, as to the status of his/her Accounts and the portions thereof attributable to his/her Pretax Savings Account, Prior Account, Frozen Account, Company Contributions Account, and Rollover Account. Nothing in this Plan shall prevent the aggregation of the separate Accounts of any group of Participants for recordkeeping purposes, provided that it is possible as of any Valuation Date to determine the separate interest of each Participant in such aggregated Account, as well as the vested and nonvested portions thereof, and the portion that is attributable to each separate Investment Fund.

In general, disbursements on account of loans, withdrawals, or distributions following a termination of employment shall be made monthly and shall be accounted for as occurring as of the most current Valuation Date coinciding with or immediately preceding the disbursement. Consequently, no adjustment shall be made for earnings or investment gains or losses occurring since such Valuation Date. However, at any time that Valuation Dates are occurring no more frequently than monthly, the Committee may suspend the practice of making and accounting for disbursements as of a prior Valuation Date whenever special circumstances indicate that this step is necessary in order to protect the assets of the Plan and the share of all Participants and Beneficiaries in such assets. An indication of the existence of such special circumstances will occur if the disbursements to be processed indicate that a reduction of more than 10 percent will occur in the number of Participant Accounts invested in a particular Investment Fund or if the market value of the principal investment assets of a particular Investment Fund has declined by more than 20 percent since the last Valuation Date. Moreover, at any such time, the Participant or Beneficiary receiving the disbursement may, at his/her election, avoid the use of a prior

Valuation Date by delaying his/her disbursement until the next monthly (or other, less frequent) Valuation Date. If a disbursement is delayed until the next monthly (or other, less frequent) Valuation Date, the recipient shall receive an adjustment to his/her Account for earnings and investment gains or losses up to such next Valuation Date.

Following the merger of the Framers Plan with and into the Plan, the accounts of all Participants in the Framers Plan will be transferred from the Framers Plan to this Plan. The Committee and the Trustee are hereby authorized and directed to accept the transfer of assets and liabilities from the Framers Plan. The assets transferred to this Plan from the Framers Plan shall be credited to the most appropriate Account(s) under this Plan as determined by the Committee. For example, any deferral contributions made by a Participant under the Framers Plan would be credited to the Participant's Pretax Savings Account under this Plan.

         8.2 Valuation of Investment Funds. As of each Valuation Date, the Trustee shall determine the fair market value of the assets of each Investment Fund, including uninvested cash (if any), accrued interest and dividends, and shall notify the Company of the value so determined. Assets for which there is a readily ascertainable market shall be valued by the Trustee at their fair market value, determined by the last known sale on the Valuation Date as of which the market value is determined, provided that the use of average daily book value or other similar method may be used to value any guaranteed investment contract fund in accordance with established procedures that are generally followed for purposes of arm's length transactions involving such a Fund. In the absence of a sale on the Valuation Date, the fair market value of such assets, as well as other assets for which there is no readily ascertainable fair market value, shall be determined by the Trustee in such manner as the Trustee shall consider appropriate.

         8.3 Valuation Adjustments. As of each Valuation Date, the prior balances in the Accounts of a Participant or Beneficiary shall be updated as follows if transactions are not being processed on a daily basis. First, such prior balances shall be reduced by the amount of any payouts due to loans, withdrawals, or distributions occurring during the valuation period and shall be increased by the amount of any contributions or loan repayments during such period to the extent that such contributions or repayments are considered to be available as of the first day of the valuation period under rules approved by the Committee.

The adjusted prior Account balances, as described above, shall then be further adjusted, upward or downward, in proportion to the adjusted Account balance of each Participant or Beneficiary in each Investment Fund so as to reflect the results of earnings and investment gains or losses during the valuation period. Finally, the Account balances so obtained shall be increased by any contributions or loan repayments during the valuation period (other than those previously added as an Account adjustment) which are considered available as of the new Valuation Date. The resulting net credit balances in the Accounts shall reflect their current status as of the new Valuation Date and shall also become the starting point for the adjustment of prior Account balances as adjusted for transfers for purposes of the next following Valuation Date.

The sum of the net credit balances attributable to an Investment Fund shall equal the net value of such Fund as of the current Valuation Date. The Committee shall determine the net value of an

Investment Fund by subtracting from the fair market value of assets (as reported by the Trustee) held in such Investment Fund any expenses, withdrawals, distributions and transfers chargeable to that investment Fund which have been incurred but not yet paid. All determinations made by the Trustee with respect to fair market values and determinations of the Committee concerning net value shall be made in accordance with generally accepted principles of trust accounting, and such determinations when so made by the Trustee and the Committee shall be conclusive and binding upon all persons having an interest under the Plan.

                              Article 5  Financing

         9.1 Financing. The Company shall maintain a Trust Fund to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust Agreement. Any Trust Agreement or any insurance contract that is not held in trust is designated as and shall constitute a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement or insurance contract. A Trustee shall be appointed by the Board of Directors and shall have such powers as provided in the Trust Agreement.

The Committee shall have responsibility for selecting the Investment Managers, if any, who shall direct the Trustee in the investment of the assets of any or all of the available Investment Funds, and for selecting the insurance contracts or securities issued by regulated investment companies or trusts that shall be used by the Trustee in making investments under each Fund to the extent that the Fund's assets are not to be invested by the Trustee acting in its own discretion or pursuant to the direction of an Investment Manager. The Committee shall instruct the Trustee as to the specific Investment Managers and/or regulated investment company or trust securities or insurance contracts that it has selected for each Fund. In the event that the Committee has not given the Trustee or an Investment Manager responsibility for managing the assets of a particular Fund and has not directed the Trustee to invest the assets of such Fund in a particular insurance contract or in particular securities issued by a regulated investment company or trust, the Trustee shall invest the assets of such Fund according to its best judgment.

         9.2 Company Contributions. The Company shall make such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan.

         9.3 Non-Reversion. Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Company or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that:

                  (a) If a contribution or portion thereof is made by the Company by a mistake of fact, upon written request to the Committee, such contribution or such portion and any increment thereon shall be returned to the Company within one year after the date of payment; and

                  (b) In the event that a deduction for any contributions made by the Company is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Company Contribution that is not deductible shall be returned to the Company within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

                  (c) Notwithstanding anything herein to the contrary, the maximum amount that may be returned to the Company pursuant to subparagraphs (a) and (b) above is limited to the portion of such contribution attributable to the mistake of fact or the portion of such contribution deemed non-deductible (the "excess contribution"). Earnings attributable to the excess contribution will not be returned to the Company, but losses attributable thereto will reduce the amount returned.

                           Article 10  Administration

         10.1 The Committee. The Plan Administrator shall be the Company, but the Company delegates its duties as such to the Benefits Advisory Committee (the "Committee") appointed by the Board of Directors. The Committee shall be composed of as many members as the Board of Directors may appoint from time to time, but not fewer than 3 members, and shall hold office at the pleasure of the Board of Directors. Such members may, but need not, be Employees of the Company. Any member of the Committee may resign by delivering his/her written resignation to the Board of Directors with 30 days' advance notice.

Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors. The Company shall be the Named Fiduciary under the Plan and under the Trust Agreement, in accordance with ERISA.

         10.2 Compensation and Expenses. The members of the Committee shall serve without compensation for services as such a member. Any member of the Committee may receive reimbursement by the Company of expenses properly and actually incurred. All expenses of the Committee shall be paid out of the Plan assets unless paid directly by the Company. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of the Plan's accountants, outside counsel and other specialists and other costs of administering the Plan.

         10.3 Manner of Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.

A member of the Committee shall not vote or act upon any matter which relates solely to such person as a Participant. If a matter arises affecting one of the members of the Committee as a Participant and the other members of the Committee are unable to agree as to the disposition of such matter, the Board of Directors shall appoint a substitute member in the place and stead of the affected member, for the sole and only purpose of passing upon and deciding the particular matter.

         10.4 Chairman, Secretary and Employment of Specialists. The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, which may be in-house counsel of the Company, auditors, and other specialists and such clerical, medical, actuarial and other services as they may require in carrying out the provisions of the Plan.

         10.5 Subcommittees. The Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference herein made to the Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any such subcommittee shall consist of such officers or other employees of the Company and such other persons as the Committee may appoint.

         10.6 Other Agents. The Committee may also appoint one or more persons or agents to aid it in carrying out its duties in administration of the Plan, and delegate such of its powers and duties as it deems desirable to such persons or agents.

         10.7 Records. All resolutions, proceedings, acts and determinations of the Committee shall be recorded by the Secretary thereof or under his/her supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

         10.8 Rules. Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to adopt by-laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

         10.9 Committee's Powers and Duties. The Committee shall have responsibility for the general administration of the Plan and for carrying out its provisions. The Committee shall have the power and discretion as may be necessary to discharge its functions hereunder. Without limiting the generality of the foregoing, the Committee shall have the discretionary authority:

                  (a) To construe and interpret the Plan, to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) To make a determination as to the right of any person to a benefit;

                  (c) To obtain from the participating Affiliates and from Employees such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;

                  (d) To prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

                  (e) To furnish the participating Affiliates, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) To establish and maintain such accounts in the name of the participating Affiliates and of each Participant as are necessary;

                  (g) To instruct the Trustee with respect to the payment of benefits hereunder;

                  (h) To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

                  (i) To prepare and file any reports required by the ERISA;

                  (j) To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by the ERISA;

                  (k) To allocate contributions and Trust Fund gains or losses to the Accounts of Participants;

                  (l) To establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

                  (m) To correct any errors and remedy any defects in the administration of this Plan, including, if necessary, by requiring any Employer to make a Qualified Nonelective Contribution that prevents discrimination under Code section 401(k) or 401(m) without materially increasing the cost of the Plan;

                  (n) To establish reasonable claims procedures in accordance with the terms of this Plan and ERISA; and

                  (o) To establish procedures for identifying and complying with Qualified Domestic Relations Orders.

         10.10 Committee's Decisions Conclusive. The Committee shall exercise its powers hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants, or their Beneficiaries shall be referred to the Committee and its decision shall be final, conclusive and binding. Furthermore, if any question arises as to the meaning, interpretation or application of any provision hereof, the decision of the Committee with respect thereto shall be final.

         10.11 Indemnity. To the extent permitted by law, Del Webb Corporation shall and does hereby jointly and severally indemnify and agree to hold harmless its employees, officers and directors who serve in fiduciary capacities with respect to the Plan and Trust Agreement and each member of the Committee (which, for purposes of this section, includes any Employee to whom the Committee has delegated fiduciary or other duties) from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omission or conduct constitute or are alleged to constitute a breach of such individual's fiduciary or other responsibilities under ERISA or any other law, except for those acts, omissions or conduct resulting from his/her own willful misconduct, willful failure to act, or gross negligence. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by Del Webb Corporation of any claim asserted against the member, which notice, in the event of a lawsuit shall be given within 10 days after receipt by the member of the complaint, and (ii) the receipt by Del Webb Corporation of an offer from the Employee of an opportunity to participate in the settlement or defense of such claim.

         10.12 Fiduciaries. The fiduciaries named in this Article shall have only those powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. The Company and participating Affiliates shall have the sole responsibility for making the contributions specified in Article 5. The Board of Directors or the Company, acting through a duly authorized representative (including the chairman of the Committee to the extent provided in section 11.1 with respect to amendments) shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall be the Named Fiduciary under the Plan and shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The officers and Employees of the Company shall have the responsibility of implementing the Plan and carrying out its provisions as the Committee shall direct. The Trustee, and any Investment Manager shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, to the extent provided in the Trust Agreement. A fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of his/her or its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust.

         10.13 Notice of Address. Each person entitled to benefits from the Plan must file with the Committee or its agent, in writing, his/her post office address and each change of post office address. Any communication, statement or notice addressed to such a person at his/her latest reported post office address will be binding upon him/her for all purposes of the Plan, and neither the Committee nor the Company or any Trustee shall be obliged to search for or ascertain his/her whereabouts.

         10.14 Data. All persons entitled to benefits from the Plan must furnish to the Company such documents, evidence or information as the Company considers necessary or desirable for the purpose of administering the Plan; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Company may require before any benefits become payable from the Plan.

         10.15 Appeals from Denial of Claims. Benefits shall be provided from this Plan through procedures initiated by the Committee, and the Participant need not file a claim. However, if a Participant or Beneficiary believes he/she is entitled to a benefit, or a benefit different from the one he/she receives, then the Participant or Beneficiary may file a claim for the benefit by writing a letter to the Committee. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim or within an additional 90 days if special circumstances require an extension of time, and written notice of the extension shall be furnished to the claimant. Notice of the denial shall set forth the following information:

                  (a)      The specific reason or reasons for the denial;

                  (b) Specific reference to pertinent Plan provisions on which denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                  (d) An explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his/her authorized representative by filing with the Company, within 60 days after such notice has been received, a written request for such review; and

                  (e) If such request is so filed, the claimant or his/her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in paragraph
                           (d) above.

The decision of the Committee upon review shall be made by the Committee's delegate, and shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and shall be written in a manner calculated to be understood by the claimant.

                      Article 11  Amendment And Termination

         11.1 Amendment and Termination. The Company expects the Plan to be permanent and continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify or terminate the Plan at any time by action of the Board of Directors or its Human Resources Committee. In addition, the chair of the Benefits Advisory Committee may make any modifications or amendments to the Plan that are necessary or appropriate to meet the requirements of the Code or any other applicable law, as now in effect or hereafter amended, or any amendment which does not significantly increase benefit levels or costs. No amendment of the Plan shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries covered by the Plan. Retroactive Plan amendments may not decrease the accrued benefits of any Participant determined as of the beginning of the first Plan Year to which the amendment applies, or, if later, as of the time the amendment was adopted.

         11.2 Distribution on Termination. Upon termination of the Plan in whole or in part, or upon complete discontinuance of Employer contributions to the Plan, the value of the proportionate interest in the Trust Fund of each Participant affected by such termination or discontinuance shall be determined by the Committee as of the date of such termination or discontinuance. The portion of the Accounts of such Participants affected by such termination or discontinuance shall be fully vested and nonforfeitable.

In the event that the Plan is terminated in whole or in part, or upon a complete discontinuance of Employer contributions to the Plan, the Committee shall either promptly direct the Trustee to liquidate and distribute all affected Accounts to Participants in accordance with section 6.2 as though their employment with the Employer had terminated or shall direct the Trustee to continue the Plan, in which event benefits shall be distributed at the times and in the manner specified in Article Six. Any election made by the Committee pursuant to this paragraph to either make distributions or to continue the Plan shall be uniformly applicable to all affected Participants. Prior to the distribution of any assets from the Trust Fund, the Committee shall allocate all costs and expenses of liquidation and distribution among the affected Participant Accounts. Any distribution directed by the Committee pursuant to this section
11.2 shall be made only in accordance with the requirements of Code section 401(k)(10) and any other applicable distribution rules set forth in the Code or controlling Treasury regulations.

No distributions shall be made pursuant to this section 11.2 until a reasonable time after (i) the Employer has received from the United States Treasury Department a determination under the provisions of the Code as to the effect of such termination or discontinuance upon the qualification of the Plan or (ii) the Employer waives its right to request such a determination. In the event that the Employer requests a determination from the Treasury Department and such determination is unfavorable, then prior to making any distributions hereunder, the Trustee shall pay any Federal or state income taxes due and shall then distribute the balance in the manner above provided. The Employer may, by written notice delivered to the Trustee, waive the Employer's right hereunder to apply for such determination, or, regardless of whether written notice is delivered to the Trustee, if no application for determination shall have been made within sixty (60) days after the date specified in the terminating resolution or the date on which the Employer determines that a partial termination of the Plan has occurred, the Employer shall be deemed to have waived such right.

         11.3 Corporate Reorganization. In the event the Company is dissolved or liquidated or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of the Company, the Plan shall be terminated. The merger, consolidation or reorganization of the Company, or the sale of the Company or of all or substantially all of its assets or stock, shall not terminate the Plan if there is delivery to the Company, by its successor or by the purchaser of all or substantially all of its stock or assets, a written instrument requesting that it be substituted for the Company and agreeing to perform all the provisions hereof which the Company is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for the Company herein, and each participating Affiliate and the Company shall be relieved and released from all obligations of any kind, character or description herein or in any trust agreement.

         11.4 Plan Merger or Transfer. This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets (if this Plan had then terminated).

Effective as of November 1, 1999, or such later date as may be established by the Committee, the Framers Plan shall be merged with and into the Plan and all Framers Plan assets shall be transferred to the Plan. The Trustee and the Committee shall accept all assets transferred from the Framers Plan. All amounts received from the Framers Plan shall be credited to the accounts established pursuant to this Plan in accordance with section 8.1 of this Plan. Following the merger, Participants in this Plan will include Participants in the Framers Plan and such Participants shall accrue benefits under the terms of this Plan. The Committee, the Employer, and the Trustee do not guarantee the amounts transferred pursuant to this section in any way from loss or depreciation. Following the merger of the Framers Plan with and into the Plan, this Plan will be considered an amendment and restatement of the Framers Plan and shall govern the rights of the Participants under the Framers Plan.

                        Article 12  Adoption by Affiliate

         12.1 Affiliate Participation. An Affiliate may become a party to the Plan and Trust Agreement by adopting the Plan for the benefit of any specified group of its Employees, with such modifications of the basic Plan provisions as may be approved by the Company. An Affiliate will be deemed to have adopted the Plan if the Affiliate makes contributions to the Plan on behalf of the Affiliate's Eligible Employees that have satisfied the participation requirements of section 3.1 and who are entitled to contributions pursuant to
Article 4 or Article 5 of the Plan;

provided that the Company does not object. The Committee, in its discretion, may require any Affiliate that adopts the Plan to complete documentation evidencing the Affiliate's adoption of the Plan, as the Committee may determine from time to time to be appropriate or necessary.

         12.2 Company Action Binding on Participating Affiliates. As long as the Company is a party to the Plan and the Trust Agreement it shall be empowered to act thereunder for any participating Affiliate in all matters respecting the Committee and the Trustee and the designation of Affiliates and any action taken by the Company with respect thereto shall automatically include and be binding upon any Affiliate which is a party to the Plan.

         12.3 Termination of Participation of Affiliate. The Company reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Affiliates. Such termination shall be effective immediately upon notice of such termination from the Company to the Trustee and the Affiliate being terminated. In event of such termination, this Plan shall not terminate, but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and the Company shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of such terminated Affiliate. Such portion shall as soon thereafter as is administratively feasible be set apart by the Trustee as a separate Trust which shall be part of the separate Plan of such terminated Affiliate. Thereafter the administration, control, and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate in accordance with the provisions of Article 12.

                        Article 13  Top-Heavy Provisions

         13.1 Application. If in any Plan Year after 1983 (a) the sum of the Account balances of Participants who are "Key Employees" for such Plan Year exceeds 60 percent of the sum of the Account balances of all Participants (excluding, however, balances that are disregarded under the rules of this Article), or (b) the Plan is part of a top-heavy group, then the following provisions under this Article 13 shall apply for such Plan Year.

The date for determining the applicability of this Article 13 ("determination date") is:

                  (a)      For the first Plan Year, the last day of the Plan
                           Year, and

                  (b) For any other Plan Year, the last day of the preceding Plan Year.

         13.2 Key Employees. For purposes of this Article 13, the terms "Key Employee" and an Employee who is not a Key Employee ("non-Key Employee") have the meaning specified in Code section 416(i), where the term "Key Employee" generally means any Employee (and the Beneficiary of such an Employee) who at any time during a Plan Year or any of the four preceding Plan Years is:

                  (a) An officer of the Company or an Affiliate whose Compensation during the relevant Plan Year exceeded 150 percent of the dollar limitation under Code section 415(c)(1)(A); provided, however, no more than the lesser of

                           50 Employees, or the greater of three Employees or 10 percent of all Employees are to be treated as officers,

                  (b) One of the 10 Employees having Compensation for the relevant Plan Year in excess of the dollar limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Company or an Affiliate, then the Employee with the greater Compensation shall be treated as having the larger interest,

                  (c)      A 5 percent owner of the Company or an Affiliate, or

                  (d) A 1 percent owner of the Company or an Affiliate having annual Compensation of more than $150,000.

An Employee is considered to be a "5 percent owner" if the Employee owns more than 5 percent of the outstanding stock of the Company or an Affiliate or stock possessing more than 5 percent of the total combined voting power of all of the Company or Affiliates' stock. An Employee is also treated as owning stock owned by certain members of the Employee's family as provided in Code section 318. The same rules apply to determine whether an Employee is a 1 percent owner.

If a current Employee ceases to be a Key Employee, such Employee's Account balance shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which he/she was treated as a Key Employee. For Plan Years beginning after 1984, the account balances and accrued benefits of a Participant who has not performed any services for the Company or any Affiliate at any time during the 5-year period ending on the determination date will be disregarded. In addition, a Participant's Rollover Account balance shall be disregarded to the extent that it consists of amounts attributable to a rollover initiated by the Participant from a plan that is not maintained by the Company or an Affiliate.

         13.3 Top-Heavy Group. For purposes of determining whether the Plan is part of a top-heavy group as described in section 13.1, the following rules shall apply:

                  (a) Aggregation Group. All plans maintained by the Company or an Affiliate are aggregated to determine whether the plans, as a group, are top-heavy. The aggregation group shall include any plan which covers a Key Employee and any other plan which enables a plan covering a Key Employee to meet the requirements of section 401(a)(4) or 410 of the Code.

                  (b) An aggregation group is a top-heavy group if, as of the determination date, (1) the sum of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60 percent of the account balances of all participants under all such plans in the group, or (2) the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of the present value of the accumulated accrued benefits for all participants under all such plans in the group.

In any Plan Year, in testing for top-heaviness under section 13.3(a) or (b), the Company may in its discretion take into account accumulated accrued benefits and account balances in any other plan maintained by it or an Affiliate, so long as such expanded aggregation group continues to meet the requirements of sections 401(a)(4) and 410 of the Code.

         13.4 Additional Rules. In determining the present value of the accumulated accrued benefits under a defined benefit plan and the sum of the account balances under a defined contribution plan, Company contributions and voluntary employee contributions shall be taken into account. The present value of the accrued benefit in a defined benefit plan or the account balance in a defined contribution plan will include any amount distributed to a Participant within the five year period ending on the determination date.

         13.5 Code Section 415(h) Adjustment. If the Plan is determined to be top-heavy in any Plan Year, then the combined limits of Code section 415(e) and section 5.11 of the Plan shall be applied in accordance with Code section 416(h)(1) by substituting "1.0" for "1.25" in computing the defined benefit fraction and the defined contribution fraction under Plan section 5.10 and paragraphs 2(B) and 3(B) of Code section 415(e).

         13.6 Minimum Contribution Requirement. If this Plan is determined to be top-heavy in any Plan Year under the provisions of this Article, then the Employer shall contribute and allocate the amount described below to the Account of any person who was an Employee and a Participant at any time during the Plan Year and is not treated as a Key Employee (such person or, if he/she is deceased, his/her Beneficiary, being referred to as a "non-Key Employee"") for such Plan Year such amount shall be equal to the difference, if any, between (i) 3 percent of the Participant's Compensation for that Plan Year and (ii) the amount of Employer contributions, expressed as a percentage of Compensation allocated to the account of each non-Key Employee who was a participant under this/her Plan or any other plan in the same aggregation group. For this purpose, salary reduction contributions made at the election of the Participant to this Plan or any other similar plan in the aggregation group for Plan Years beginning before January 1, 1985, shall be disregarded, but such contributions for all subsequent Plan Years shall be taken into account. The contributions under this section 13.6 shall be accounted for and vested as Company Contributions.

                      Article 14  Miscellaneous Provisions

         14.1 Employment Rights. Nothing contained in this Plan or any modification of the same or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Company, the Trustee or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Company. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension and discharge to the same extent as if this Plan had never been established.

         14.2 No Examination or Accounting. Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company.

         14.3 Investment Risk. The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets or funds which may be invested or reinvested in the Trust Fund which supports this Plan.

         14.4 Non-Alienation. Except as permitted under the Plan in accordance with Code section 401(a)(13) and ERISA section 206(d) with respect to matters such as loans to Participants and assignments to Alternate Payees under Qualified Domestic Relations Orders, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his/her spouse or Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. In addition, effective for Plan Years commencing on or after August 5, 1997, as permitted by Code section 401(a)(13)(C), this Plan may offset a claim that the Plan has against the benefit payable to a Participant. Subject to the foregoing exceptions, no benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. In accordance with procedures consistent with Code section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each Alternate Payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest legally permissible date) shall be honored by the Plan if the Committee determines that they constitute Qualified Domestic Relations Orders. Except as may otherwise be required by regulations of the Secretary of Labor, such orders may not require a retroactive transfer of all or part of a Participant's Account to or for the benefit of an Alternate Payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide loans, self-directed investment elections, or other rights to Alternate Payees that are not available to Beneficiaries generally. To the full extent permitted by Code section 414(p)(10) and by the terms of a Qualified Domestic Relations Order, amounts assigned to an Alternate Payee may be paid as soon as possible in a lump sum, notwithstanding the age, financial hardship, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of balances to his/her credit under the Plan. In cases where such full and prompt payment of amounts assigned to an Alternate Payee will not be made, the assigned amounts will be transferred within a reasonable time to the Income Fund and, pending payment, shall be maintained in a separate Account, for the benefit of the Alternate Payee.

         14.5 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his/her person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his/her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

         14.6 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         14.7 Missing Persons and Other Bars to Payment. If the Committee shall be unable to make payment to any Participant or Beneficiary because the whereabouts of such person cannot be ascertained or because there is an unresolved question about who is entitled to the payment or how the payment is to be made, the Committee shall delay the payment until it can properly be made and, in the case of a missing person or another situation where the Committee is unable to provide an investment election to a person who is clearly entitled to direct the investment of the Account balance, shall, in its discretion, invest the balance in the Account from which the payment is due in accordance with this Plan and the Trust Agreement. After an amount has been due and payable to a missing person for five years without his/her coming forth or providing a current address to the Committee or, if sooner, upon termination of the Plan, the Committee may mail a notice by registered mail to the last known address of such person stating that unless such person makes written reply to the Committee within 60 days from the mailing of such notice, the Committee will direct that such amount and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum, and any future benefits due such person shall be reinstated in full.

At the end of the 60-day period, the amount of any discontinued interest shall be forfeited as of the Valuation Date coinciding with or next following the last day of the 60-day period. Any amounts forfeited pursuant to this section 14.7 during a Plan Year shall be used to reduce Company Contributions for such Plan Year; provided, however, that upon termination of the Plan, the amounts forfeited under this section shall be available for allocation to the Accounts of the remaining Participants, to the extent such amounts are not first used to reduce Company Contributions, in which case the allocation of such forfeitures shall be made in proportion to the value of each Participant's Accounts. The reinstatement of a benefit shall be accomplished by the making of a special Company Contribution in an amount sufficient to provide the Participant's benefit.

         14.8 Counterparts. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         14.9 Service of Legal Process. The members of the Committee and the Secretary of the Company are hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena or other legal process.

         14.10 Applicable Law. The Plan and all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of Arizona with the exception that any Trust Agreement which may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the State in which the Trustee thereunder is located.

         14.11 Compliance with Section 414(u) of the Code. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                               * * * * * * * * * *
         IN WITNESS WHEREOF, Del Webb Corporation has caused this instrument to be executed by its duly authorized representative in a number of counterparts, each of which shall be deemed an original even though the others are not produced and all of which collectively shall be deemed to constitute one instrument.

                              DEL WEBB CORPORATION


                                                     By
                                                       -------------------------

                                                     Title
                                                          ----------------------

                                                     Date
                                                         -----------------------

ATTEST

By
  ---------------------------

                                    Exhibit A
                           List of Adopting Employers



Name of Employer                                              Date of Adoption
----------------                                              ----------------

Del Webb Corporation                                          January 1, 1976
Del Webb Communities, Inc.                                    November 19, 1985
Del Webb California Corp.                                     July 31, 1989
Terravita Corp.                                               April 9, 1993
Del Webb's Coventry Homes, Inc.                               January 7, 1991
Fairmount Mortgage, Inc.                                      January 7, 1991
Trovas Co.                                                    January 23, 1995
The Villages at Desert Hills, Inc. (Anthem Arizona LLC)       June 10, 1998
Bellasera Corp.                                               September 23, 1996
Del Webb Southwest Co.                                        December 8, 1995
Del Webb Commercial Properties Corp                           March 15, 1984
Del Webb of Nevada, Inc. (Coventry Nevada)                    December 15, 1994
Del Webb's Coventry Homes of Tucson, Inc.                     February 17, 1993
Del Webb Homes, Inc. (Coventry California)                    February 1, 1994
Del Webb Community Management Co.                             July 14, 1992
Terravita Home Construction (Anthem CC NV)                    April 2, 1993
Del Webb's Sunflower of Tucson, Inc.                          March 6, 1997
*Del Webb's Spruce Creek Communities, Inc.                    January 13, 1998
*Spruce Creek South Utilities Co.                             January 13, 1998
Del Webb's Landscaping Services, Inc.                         October 21, 1998
Del Webb's Contracting Services, Inc.                         July 1, 1999
Del Webb Purchasing Co. of Illinois                           October 5, 1998


*These corporations have adopted the Plan on behalf of salaried employees only.